UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Willis Lease Finance Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXECUTIVE CHAIRMAN’S LETTER TO OUR STOCKHOLDERS

Dear Fellow Stockholders,

On behalf of the Board of Directors, I am pleased to invite you to attend Willis Lease Finance Corporation’s 2026 Annual Meeting of Stockholders.

Throughout our over 40-year history as a leading lessor of commercial aircraft engines and global provider of aviation services, Willis Lease has delivered consistent revenue, profitability and cash flow generation. In 2025, we continued to build on this track record of solid performance.

Today, Willis Lease is well positioned to capitalize on increasing engine and aircraft demand, as demonstrated by a 22% increase in lease rent revenue in 2025 compared to 2024. Through our vertically integrated platform, we aim to maximize the value of our portfolio and offer differentiated solutions to our customers. As global airline partners continue to rely on our services to maintain reliable and cost-effective fleets, the Board is focused on overseeing innovation and platform enhancements that reduce maintenance expenses and extend asset life.

Building on a successful 2025, at the start of this year, the Board oversaw the establishment of Willis Lease’s asset management arm, Willis Aviation Capital, to enhance our asset management capabilities, laying the groundwork for our long-term strategy. We are excited about the potential that new partnerships and broader access to capital can provide for Willis Lease to support a greater volume of aviation assets, increase lessee diversification, and pursue a more programmatic investment approach, further accelerating growth.

Our Board maintained its focus on taking actions to drive long-term stockholder value creation and continued operational excellence over the course of the year. We believe our Board’s leadership structure provides continuity and deep institutional knowledge of the Company’s business priorities and long-standing industry relationships. Since 2024, we have appointed three new independent directors, Stephen Jones, Colm Barrington, and Brendan J. Curran, who bring deep expertise across the aviation industry, spanning capital allocation and expansion strategies, corporate transactions, international procurement, and commercial and aftermarket engine businesses.

With long-term demand for our business model, supported by a growing pipeline, and an expanding base of strategic capital partners, I am confident we will build on our momentum and deliver disciplined growth and sustainable value creation.

The Board values your continued engagement and thanks you for your continued investment and support in Willis Lease.

Sincerely,

Charles F. Willis, IV

Executive Chairman of Willis Lease Finance Corporation

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 26, 2026 10:00 a.m., Eastern Time	Willis Lease Finance Corporation 4700 Lyons Technology Parkway Coconut Creek, Florida 33073

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION (as may be adjourned or postponed, the “Annual Meeting”) which will be held virtually via live webcast at 10:00 a.m., Eastern Time, on Tuesday, May 26, 2026.

The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log in to the virtual Annual Meeting are provided below and, once admitted, stockholders may view reference materials, submit questions, and vote their shares by following the instructions that will be available on the Annual Meeting website.

In addition to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof, stockholders will be asked to:

•
elect one Class I Director to serve until the 2029 Annual Meeting of Stockholders, specifically and as nominated by the Board of Directors: Stephen Jones. The Board of Directors recommends that you vote FOR this proposal (“Proposal 1”);
•
approve an amendment to the Company’s Certificate of Incorporation to effect a forward stock split and increase the number of authorized shares of Common Stock and Preferred Stock. The Board of Directors recommends that you vote FOR this proposal (“Proposal 2”);
•
cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in these materials. The Board of Directors recommends that you vote FOR approval of such compensation (“Proposal 3”);
•
cast an advisory vote ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026. The Board of Directors recommends that you vote FOR this proposal (“Proposal 4”); and
•
approve the adjournment of the Annual Meeting if necessary or appropriate in the view of the Board of Directors to permit further solicitation and voting of proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 2. The Board of Directors recommends that you vote FOR this adjournment proposal (“Proposal 5” or the “Adjournment Proposal”).

The Board of Directors has fixed the close of business on April 6, 2026, as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A quorum comprising the holders of the majority of the outstanding shares of our common stock, $0.01 par value (the “Common Stock”), on the record date must be present or represented for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented at the meeting.

Access and Log in Instructions for Virtual Annual Meeting

Register prior to the Annual Meeting at www.proxydocs.com/WLFC using your unique 12-digit or 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to attend the Annual Meeting by following the instructions that will be emailed to you upon completion of such registration. Online access to the Annual Meeting will open at 9 a.m., Eastern Time, to allow time for you to log in prior to the start of the live audio webcast of the Annual Meeting at 10 a.m., Eastern Time.

How Beneficial Owners May Participate in the Virtual Annual Meeting

If your shares are registered in the name of your bank, broker or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner, to vote or ask questions at the virtual Annual Meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the Annual Meeting. Follow the instructions from your bank, broker or other nominee included with the proxy materials that you are provided, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to register to vote or ask questions at the virtual Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to DMSsupport@BetaNXT.com.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 25, 2026. You will receive a confirmation of your registration by email after we receive your required registration materials.

Voting Methods

BEFORE the Annual Meeting:

Vote by Internet: Go to www.proxydocs.com/WLFC until 11:59 p.m. Eastern Time on May 25, 2026.

Vote by Phone: Call toll-free 1-866-994-5580 until 11:59 p.m. Eastern Time on May 25, 2026.

Vote by Mail: Complete, sign and date the proxy card/voting instruction card and return it promptly in the postage-paid envelope that is enclosed with your proxy materials.

DURING the Annual Meeting:

Vote by Internet: Go to www.proxydocs.com/WLFC and vote during the Annual Meeting by entering the 12-digit or 16-digit control number included in your proxy materials and following the instructions on the Annual Meeting website.

It remains very important that your shares are represented and voted at the Annual Meeting. Therefore, we strongly encourage you to vote in advance of the Annual Meeting. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. Returning the proxy card does not deprive you of your right to virtually attend the meeting and to vote your shares at the virtual Annual Meeting.

Proxy materials were mailed to you on or about April 24, 2026. Please read the proxy materials carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Z. Clifton Dameron IV

Senior Vice President,

General Counsel and

Corporate Secretary

April 24, 2026

TABLE OF CONTENTS

Page
SOLICITATION AND VOTING OF PROXIES	2
ABOUT WILLIS LEASE FINANCE CORPORATION	5
INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD	7
PROPOSAL 1: ELECTION OF ONE CLASS I DIRECTOR	16
EXECUTIVE OFFICERS OF THE COMPANY	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
EXECUTIVE COMPENSATION	20
REPORT OF THE AUDIT COMMITTEE	37
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A FORWARD STOCK SPLIT AND INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK	38
PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION	41
PROPOSAL 4: ADVISORY VOTE ON THE APPOINTMENT OF GRANT THORNTON LLP	42
PROPOSAL 5: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY OR APPROPRIATE IN THE VIEW OF THE BOARD OF DIRECTORS TO PERMIT FURTHER SOLICITATION AND VOTING OF PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 2	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
DELINQUENT SECTION 16(A) REPORTS	45
STOCKHOLDER PROPOSALS	45
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	46
OTHER MATTERS	47

2026 WLFC Proxy Statement 1

SOLICITATION AND VOTING OF PROXIES

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the “Board”, “Directors” or, each member of the Board individually as, a “Director”) of WILLIS LEASE FINANCE CORPORATION (“we,” “us,” “our,” “Willis Lease” or the “Company”) for proxies to be voted at our 2026 Annual Meeting of Stockholders (as may be adjourned or postponed, the “Annual Meeting”), which will be held virtually via live webcast at 10:00 a.m., Eastern Time, on Tuesday, May 26, 2026. Register prior to the Annual Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting, at www.proxydocs.com/WLFC using your unique 12- digit or 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to attend the Annual Meeting by following the instructions that will be emailed to you upon completion of such registration.

This proxy statement is being mailed to stockholders on or about April 24, 2026. Our 2025 Annual Report is being mailed to stockholders concurrently with this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on May 26, 2026:

The Proxy Statement, Proxy Card and the Annual Report

on Form 10-K for the fiscal year ended December 31, 2025

are also available free of charge at

https://www.investorrelations.com/WLFC.

Voting

The close of business on April 6, 2026 is the record date for determining whether you, in your capacity as a stockholder, are entitled to notice of and to vote at the Annual Meeting. As of that date, we had 7,604,821 shares of Common Stock issued and outstanding. All of the shares of Common Stock outstanding on the record date are expected to be entitled to vote at the Annual Meeting. If you are entitled to vote at the meeting, you will have one vote for each share of Common Stock you hold with regard to each matter to be voted upon.

The required quorum for the meeting is a majority of the outstanding shares of Common Stock eligible to be voted on the matters to be considered at the meeting.

Shares of our Common Stock represented by proxies which are properly executed and returned to us on the accompanying proxy card will be voted at the Annual Meeting in accordance with the instructions marked on the proxy card. If you do not mark any instructions on the proxy card, your shares represented by the proxy card will be voted for the election of the Board’s nominee as Class I Director, for the amendment to the Company’s Amended and Restated Certificate of Incorporation, dated March 12, 1998, (as thereafter amended, modified, supplemented or otherwise revised from time to time, the “Certificate of Incorporation”) to effect a forward stock split and increase the number of authorized shares of Common Stock and Preferred Stock, and in favor of Proposals 3, 4 and 5.

In the election for a Director (Proposal 1), the nominee for Class I director receiving the highest number of affirmative votes will be elected. The affirmative vote of the holders, voting together as a single class, of not less than eighty percent (80%) of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is required for the approval of Proposal 2. See “Proposal 2 — Approval” for additional details with respect to the approval standard for Proposal 2. The affirmative vote of a majority of the shares of Common Stock voted in person or by proxy at the Annual Meeting is required for the approval of Proposals 3, 4 and 5.

2 2026 WLFC Proxy Statement

A summary of the voting provisions for the matters to be voted on at the Annual Meeting, provided a valid quorum is present or represented at the Annual Meeting, is as follows:

Proposal	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
1	Election of director nominee	FOR	Non-routine; if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Plurality	No impact	No impact
2	Approval of an amendment to the Company’s Certificate of Incorporation to effect a forward stock split and increase the number of authorized shares of Common Stock and Preferred Stock	FOR	Routine; if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you	Yes

Affirmative vote of the holders, voting together as a single class, of not less than eighty percent (80%) of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors

						Counted AGAINST	Broker has the discretion to vote
3	Advisory vote to approve named executive officer compensation	FOR	Non-routine; if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Majority of votes present and entitled to vote thereat and thereon	Counted AGAINST	No impact
4	Ratification of independent registered public accounting firm	FOR	Routine; if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you	Yes	Majority of votes present and entitled to vote thereat and thereon	Counted AGAINST	Broker has the discretion to vote
5

Approval of the adjournment of the Annual Meeting if necessary or appropriate in the view of the Board of Directors to permit further solicitation and voting of proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 2

		FOR	Non-routine; if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Majority of votes present and entitled to vote thereat and thereon	Counted AGAINST	No impact

2026 WLFC Proxy Statement 3

If a properly signed proxy or ballot indicates that you abstain from voting or that your shares are not to be voted on a particular proposal (or that you “withhold” your vote for a director nominee), your shares will not be counted as having been voted on that proposal, although your shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non-votes (i.e., shares held by brokers or nominees, as to which instructions have not been received from beneficial owners or persons entitled to vote, that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for purposes of the proposals in determining whether a matter has been approved by the required number of shares represented in person or by proxy and entitled to vote. A broker or other nominee will not have discretion to vote your shares on any “non-routine” matters, absent instructions from you. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to participate in the meeting.

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to access the Annual Meeting virtually. In order to vote in advance, proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on May 25, 2026. Stockholders can vote during the Annual Meeting, using the internet. Beneficial holders who wish to vote during the Annual Meeting must obtain a valid legal proxy from their broker, bank or other nominee prior to the date of the Annual Meeting and then register in advance no later than 5:00 p.m., Eastern Time, on May 25, 2026. Voting by a stockholder during the Annual Meeting will replace and supersede any previous votes cast by that stockholder by internet, telephone or mail.

Revocability of Proxies

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated proxy card, by voting using the internet at the Annual Meeting, by delivering an instrument of revocation to our Corporate Secretary before the Annual Meeting, or by voting again using the internet or by telephone before the cut-off time. Your latest internet or telephone proxy is the one that will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Solicitation

This solicitation is made by our Board of Directors on our behalf. The entire cost of preparing, assembling and mailing the Notice of Annual Meeting, this proxy statement and the enclosed proxy card, and of soliciting proxies, will be paid by us. Proxies will be solicited principally through the use of mail services, but we may solicit proxies personally or by telephone, electronic mail or special letter by our officers and our regular employees for no additional compensation. We have retained Mediant Communications LLC to aid in the solicitation at an estimated cost to us of approximately $25,000 plus out-of-pocket expenses. We have also retained Innisfree M&A Incorporated to act as our proxy solicitor in conjunction with the Annual Meeting at an estimated cost to us of approximately $40,000 plus out-of-pocket expenses.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders Toll-Free: (877) 825-8772

Banks and Brokers: (212) 750-5833

4 2026 WLFC Proxy Statement

ABOUT WILLIS LEASE FINANCE CORPORATION

Willis Lease Finance Corporation is a leading lessor of commercial aircraft engines and provider of aviation services, with over 40 years of experience supporting airlines globally. Through its vertically integrated platform spanning leasing, asset management, and consultancy and support services, the Company delivers critical solutions across the aviation value chain.

With $4.1 billion in assets under management and long-standing industry relationships, Willis Lease is well positioned to support sustained demand for aviation assets and services.

A TRUSTED PARTNER Founded by Charles F. Willis, IV, who pioneered the commercial aircraft engine leasing model, Willis Lease has established a leading position in the global aviation services market.

A COMPREHENSIVE PORTFOLIO

We maintain a broad portfolio of large and regional engines and related equipment across major platforms, supporting a wide range of leasing, trading, and asset management activity throughout the engine lifecycle.

INTEGRATED LEASING
AND FINANCING CAPABILITIES

We offer customizable solutions by combining operating leases, sale‑leasebacks, structured financings, and third‑party asset management to provide flexible access to engines and service material while supporting scalable, capital‑efficient growth.

2026 WLFC Proxy Statement 5

Key Strategic Priorities

Scaling the core aircraft engine leasing platform to support sustained demand, high utilization and strong cash flow generation across market cycles, delivering strong portfolio performance.

Expanding asset management and fee‑based growth through Willis Aviation Capital including managing aviation assets on behalf of institutional partners and joint ventures to broaden sources of capital and revenue.

Maintaining a disciplined and flexible capital structure and deploying capital across both on- and off-balance sheet investment channels, supported by $3.4 billion of capital markets and strategic activity during 2025.

Leveraging Willis Lease’s integrated platform across leasing, materials, and services to maximize asset value and support long-term customer relationships, as reflected in the 11% year-over-year growth in assets under management to $4.1 billion in 2025.

Our Competitive Advantages

Market Leadership Pioneer in aircraft engine leasing with seasoned leadership team

Scale & Portfolio Quality Broad and growing portfolio of engine types across all major manufacturers and lease terms

Integrated Platform Vertically integrated platform provides liquidity, assets, and reduced maintenance expenses

Capital Access Strong balance sheet and diverse pool of financial partners through Willis Aviation Capital

Favorable Industry Dynamics Supply constraints driving demand for leased engine capacity

6 2026 WLFC Proxy Statement

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Board of Directors

Our bylaws authorize us to have up to seven Directors. Presently, the Board consists of five Directors divided into three classes: one Director in Class I and two Directors in each of Class II and Class III. One class is elected each year for a three-year term. The Board has affirmatively determined that each of Colm Barrington, Brendan J. Curran and Stephen Jones qualifies as an independent Director, as defined in the Nasdaq listing standards.

Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with our Executive Chairman and our Chief Executive Officer (“CEO”) as well as our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of 7 meetings during the fiscal year ended December 31, 2025. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served.

Communications with the Board

You may communicate with the Board by sending a letter to: Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 4700 Lyons Technology Parkway, Coconut Creek, FL 33073. Our Office of the Corporate Secretary will receive your correspondence and forward it to the Board of Directors or to any individual Director or Directors to whom your communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Attendance at the Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage, but do not require, Directors to attend. Three of our Directors participated in our 2025 Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised solely of independent directors as defined by the Nasdaq listing standards (the “Audit Committee” and the “Compensation Committee”, respectively).

The Board does not have a nominating committee or committee performing the functions of such a committee. The Board has determined that the function of a nominating committee is adequately fulfilled by the independent Directors. As there is no such established committee, the Company has no nominating committee charter. The full Board of Directors participates in the consideration of any Director nominee; however, Director nominees are approved by a majority of the Board's independent Directors.

Although we have not formally set any specific minimum qualifications that Director nominees must possess, we look for candidates with appropriate experience in aviation and leasing, a strong professional background, and a general understanding of marketing, finance and other disciplines related to the success of a company in our industry. Also, although not part of any formal policy, our goal is to achieve a balanced and diverse Board, with members whose skills, backgrounds and experiences are complementary and, together, cover the spectrum of areas that impact our business. Our Directors are generally nominated by our management or other Directors, and each nominee is evaluated based on the above qualifications and in the context of the Board as a whole. While we do not normally engage professional search firms or other third parties in connection with our Board nomination process, we may do so in the future.

As we do not have a history of stockholder nominations of Directors, we do not have a formal policy regarding stockholder nominees to the Board. Under our bylaws, stockholders wishing to nominate a

2026 WLFC Proxy Statement 7

candidate for Director must give notice to our Corporate Secretary no later than the close of business on the 90th day prior to the anniversary of our preceding year’s annual meeting. If the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or the 10th day following the day on which we publicly announce the annual meeting date. The notice should set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of our shares beneficially owned by the nominee; (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person(s) pursuant to which the nomination is made by the stockholder; and (v) any other information relating to the nominee that is required to be disclosed in proxy statements for the election of Directors pursuant to Regulation 14A under the Exchange Act. Nominees proposed by stockholders will be evaluated in the same manner as those proposed by management or existing Directors.

The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board. The Audit Committee meets with our financial management and our independent registered public accounting firm to review our financial statements and filings, the audit and matters arising from them, and financial reporting procedures, including any significant judgments made in preparation of the financial statements. The Nasdaq’s listing rules require that our Audit Committee be composed of at least three independent Directors, who currently are: Brendan J. Curran (Chair), Colm Barrington and Stephen Jones. All members of the Audit Committee are able to read and understand financial statements. Mr. Curran also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the Nasdaq listing standards. The Audit Committee held 4 meetings during the 2025 fiscal year. The Audit Committee’s charter is available on the Company’s website (www.wlfc.global).

The Compensation Committee reviews and approves our compensation arrangements for executive officers and administers the Company’s 2023 Incentive Stock Plan and the Company’s Employee Stock Purchase Plan. The Compensation Committee currently consists of the Board’s independent Directors: Stephen Jones (Chair), Colm Barrington and Brendan J. Curran. The Compensation Committee held 4 meetings during 2025. The Compensation Committee’s charter is available on the Company’s website (www.wlfc.global).

The Board of Directors may also establish a committee of independent Directors, as defined by the Nasdaq listing standards, to address specific strategic issues from time to time, which it did in 2025.

Board Leadership Structure

Our Company is led by Charles F. Willis, IV, the Company’s founder and Executive Chairman of the Board, and Austin C. Willis, the Company’s CEO. This approach of splitting the Executive Chairman and CEO roles is commonly utilized by public companies in the United States and we believe it is effective for our Company as well. Prior to serving as Executive Chairman of the Board, Mr. Charles Willis served as Chairman and Chief Executive Officer since the Company was founded, which has allowed Mr. Charles Willis to be seen by participants in the aviation industry and by our customers, business partners, investors and other stakeholders as providing strong leadership for our Company and in our industry. Prior to serving as the Company’s CEO, Mr. Austin Willis served as the Company’s Senior Vice President, Corporate Development, which gave him extensive knowledge of the Company and its business lines and prepared him for the role of CEO. The Board believes that the separation of the roles of Executive Chairman and CEO is the optimal structure for us and our stockholders because it enables decisive leadership, ensures clear accountability and enhances our ability to consistently communicate our message and strategy to all of our stakeholders. Moreover, Messrs. Charles Willis and Austin Willis possess detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, are best positioned to develop agendas that focus the Board’s time and attention on the most critical matters. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times, and we believe that no one structure is suitable for all companies. While we believe that our current Board leadership structure is optimal for us and demonstrates to our employees, suppliers, customers and other stakeholders that Willis Lease is under strong leadership, this may change in the future.

8 2026 WLFC Proxy Statement

We have not appointed an independent Board chairman or lead independent Director, as we believe that the members of our Board and the two standing Board committees consisting of entirely independent Directors provide an appropriate level of oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk, legal and compliance matters. The Compensation Committee oversees the compensation of our Executive Chairman and CEO and, upon the recommendation of the CEO, the compensation of the other executive officers of the Company. Each of these committees is led by a chairperson other than the Executive Chairman or CEO and, as discussed in more detail in this proxy statement, the entire Board of Directors is actively involved in overseeing our risk management. The entire Board monitors or, as appropriate, the independent Directors monitor matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance. Our independent Directors also conduct meetings in executive session. These meetings are typically held in conjunction with Board meetings. In 2025, 4 Board meetings included an independent Directors’ session. This allows Directors to speak candidly on any matters of interest without the Executive Chairman, CEO or other management members present. We believe this framework strikes a sound balance with appropriate oversight and that appointing an independent Board chairman would not improve the performance of the Board in a material way.

The Board’s Role in Risk Oversight

Governing Body	Role in Risk Oversight
Board of Directors
•
Responsible for general oversight of risk management.
•
Oversees and monitors material risks, including competition risks, industry risks, economic risks, interest rate risks, liquidity risks, business operations risks, and risks related to acquisitions and dispositions.
•
Oversees cybersecurity risks related to the Company and our operations.
•
Advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate risks.
•
Delegates certain risk management oversight responsibility to the Board Committees, each of which reports to the full Board.

Audit Committee (composed only of Independent Directors)
•
Oversees risks related to the preparation of the Company’s financial statements, disclosure controls and procedures.
•
Oversees accounting, financial and auditing risks (including with respect to the Company’s external auditor), and treasury risks (such as insurance, credit and debt).
•
Oversees risks posed by significant litigation matters, and risks associated with proposed affiliate transactions
•
Oversees our compliance with legal and regulatory requirements and our ethics program.
•
Reviews reports received on the Company’s whistleblower hotline.

Compensation Committee (composed only of Independent Directors)
•
Oversees risks related to the attraction and retention of talent.
•
Oversees risks associated with management succession planning.
•
Oversees risks related to the design of executive officer compensation programs.
•
Evaluates whether compensation policies and practices for all employees, including executive officers, create risks that are reasonably likely to have a material adverse effect on the Company. See “Executive Compensation — Overview of Executive Compensation.”

2026 WLFC Proxy Statement 9

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. Our Board, including through the Audit Committee and Compensation Committee, each of which are comprised solely of independent Directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, interest rate risks, liquidity risks, business operations risks, cybersecurity risks and risks related to acquisitions and dispositions.

Our Audit Committee regularly reviews with management and our independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Willis Lease’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), risks posed by significant litigation matters, and risks associated with proposed affiliate transactions. Our Audit Committee also oversees compliance with other applicable laws and regulations, as well as the Company’s Standards of Ethical Conduct Policy. Any reports received on the Company’s whistleblower hotline are submitted to the Chair of the Audit Committee.

The Compensation Committee reviews and evaluates risks related to the attraction and retention of talent, risks associated with management succession planning, risks related to compliance issues relating to compensation matters, and risks related to the design of compensation programs established by the Compensation Committee for our executive officers. The Compensation Committee has determined in its reasonable business judgment that our compensation policies and practices for all employees, including executive officers, continue to provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term shareholder value creation, and do not encourage short-term risk taking at the expense of long-term results or create risks that are reasonably likely to have a material adverse effect on the Company.

Our Board and management oversee cybersecurity risks related to the Company and our operations. Our Board and management have regular discussions to stay vigilant and engaged as it relates to cyber exposures, risk management strategy, monitoring, and cyber-incident response and recovery plans. Directors have access to, and relationships with, cybersecurity experts in the organization, including the Company’s Head of Information Technology.

Director Compensation

For details regarding Director compensation, see “Compensation Tables — Director Compensation” elsewhere in this proxy statement.

10 2026 WLFC Proxy Statement

Biographical Information

	Director Since	Age*
Class I Director Whose Term Expires at the 2029 Annual Meeting (provided he is re-elected at the 2026 Annual Meeting):
Stephen Jones	2025	64

Class II Directors Whose Term Expires at the 2027 Annual Meeting:

Colm Barrington	2024	80
Austin C. Willis	2008	45
Class III Directors Whose Term Expires at the 2028 Annual Meeting:
Brendan J. Curran	2024	63
Charles F. Willis, IV	1985	77

* Age as of April 6, 2026.

Stephen Jones

Stephen Jones brings decades of global aviation leadership experience and deep, long-standing relationships with airlines and aircraft manufacturers across North America, Europe and Asia Pacific. His trusted operator relationships and firsthand fleet management experience provide the Board with actionable insight into airline capital allocation priorities, aircraft and engine utilization strategies and leasing economics.

Independent Director

Director since: 2025

Class: I

Term: Expires at the 2029 Annual Meeting (provided he is re-elected at the 2026 Annual Meeting)

Age: 64

Board Committees:
• Compensation (Chair)
• Audit

Education:
• Bachelor of Mechanical Engineering, University of Auckland

Key Skills & Experience

As President and CEO of Flair Airlines, Mr. Jones established Canada’s first ultra-low-cost carrier (ULCC), successfully scaling the company’s operations across Canada, U.S., Mexico and the Caribbean.

Previously, as Deputy CEO of Wizz Air, one of Europe’s largest ULCCs, Mr. Jones helped oversee a fleet of more than 100 aircraft while leading operations, marketing, supply chain and digital functions to enhance margin performance and operational resilience in highly competitive environments. During a period of rapid expansion, he contributed to disciplined network growth, improved asset utilization and strengthened competitive positioning across European, Middle Eastern and Asian markets.

Mr. Jones began his aviation career at Air New Zealand, where he held multiple senior leadership roles guiding domestic, Tasman and Pacific Islands airline businesses, including Freedom Air. As Chief Strategy, Networks and Alliances Officer, he leveraged his cross-border expertise to develop strategic partnerships with major global carriers, such as United Airlines and Air China. He also chaired the Star Alliance Management Board and Strategy Committee, coordinating strategic initiatives across member airlines.

Career Highlights Live Ocean • Chairman of the Board (since 2025) Flair Airlines • Chief Executive Officer (2020-2024)

2026 WLFC Proxy Statement 11

Wizz Air (OTCMKTS: WZZZY)
• Deputy Chief Executive Officer (2017-2019)

Air New Zealand (OTCMKTS: ANZFF)

• Chief Strategy, Networks and Alliances Officer (2013-2017)
• General Manager, Strategy (2009 – 2012), Domestic Airline (2008-2009), Tasman and Pacific Islands Airline (2006 – 2007), Freedom Air (2004-2006)
• VP, Investor Relations (2001-2002)

Colm Barrington

Colm Barrington brings more than five decades of experience in the global aviation and aircraft leasing industry. A recognized pioneer in aircraft leasing, Mr. Barrington provides the Board with deep expertise in capital deployment, portfolio management, corporate transactions and international expansion. His experience building, scaling and leading global leasing platforms strengthens the Board’s oversight of disciplined growth, asset risk management and long-term shareholder value creation.

Independent Director

Director since: 2024

Class: II

Term:  Expires at the 2027 Annual Meeting

Age: 80

Board Committees:
• Audit
• Compensation

Education:
• Master’s degree in Economics, University College Dublin
• Public Administration Diploma, Institute of Public Administration

Key Skills & Experience

At GPA Group Plc, Mr. Barrington held multiple senior leadership roles and was instrumental in establishing and scaling a global market for leased aircraft as financial assets. He played a key role in advancing strategic transactions and restructuring initiatives, including the $1.3 billion acquisition of GPA by GE Capital Aviation Services, an industry-transformative transaction that reshaped the leasing industry landscape.

Mr. Barrington founded an aircraft lease management company in 1994, which was subsequently merged into Babcock & Brown Limited. He remained as Chief Executive with the firm and led the global growth of the aircraft operating lease and asset management platform. In 2007, he became CEO and Director of Babcock & Brown Air (subsequently renamed Fly Leasing Limited) upon its listing on the New York Stock Exchange, leading the company’s growth and successful sale to Carlyle Aviation Partners in 2021.

In addition to his executive roles, Mr. Barrington has served in various non-executive director roles at public companies in the aircraft leasing, airline, real estate and financial services sectors and listed on stock exchanges in New York, Dublin, London and Helsinki. He was Non-Executive Chairman at Aer Lingus (2008-2015), where he oversaw the return to profitability of the company, the successful restructuring of its pension plans and the eventual sale of the company to International Aviation Group in 2015. He was Vice Chair of Finnair (2016-2021).

Career Highlights

Fly Leasing Limited (NYSE: FLY, acquired by Carlyle Aviation Partners in 2021)
• Chief Executive Officer and Director (2007-2021)

Babcock & Brown
• Babcock & Brown LLP (subsequently Babcock & Brown Limited) (1994 – 2007)
• Babcock & Brown Aviation Services (BBAM) 2007 - 2021)
• BBAM Senior Ambassador (2021-2023)

GE Capital Aviation Services (GECAS)
• President, GECAS Ireland (1993-1994)

12 2026 WLFC Proxy Statement

GPA Group Plc
• Various roles, including Executive Vice President, Chief Operating Officer and Chief Executive, GPA Capital (1980-1993), through GPA’s acquisition by GE Capital Aviation Services in 1993)

Aer Lingus (former IR: AERL)
• Roles with progressive scope of responsibilities, including Vice President, Development with Aer Lingus US hotels subsidiary (1968-1980)

Austin C. Willis

As an experienced aviation executive and entrepreneur, Austin C. Willis contributes to the Board his extensive industry knowledge and strategic leadership across leasing, aftermarket operations and corporate development. His combination of hands-on operating experience and long-standing Board service provides informed perspective on the Company’s commercial model, enterprise risk oversight and competitive positioning, enhancing the Board’s oversight of strategic initiatives, capital allocation and financial performance.

Chief Executive Officer

Director since: 2008

Class: II

Term:  Expires at the 2027 Annual Meeting

Age: 45

Board Committees:
• None

Education:
• B.S., Industrial Relations, London School of Economics and Political Science

Key Skills & Experience

Mr. Willis directs the development and execution of Willis Lease Finance Corporation’s strategic plan, advancing sustained value creation. Since assuming the role of CEO, he has expanded the Company’s global platform and delivered record revenues and earnings, driven by operational discipline, improved asset utilization and continued investment in its engine portfolio.

Under his leadership, the Company has strengthened and expanded its capital base through disciplined capital allocation and institutional partnerships. In January 2026, the Company announced a strategic aircraft engine leasing partnership with Blackstone Credit & Insurance to form a scaled engine leasing platform with plans to deploy over $1 billion in current and next-generation engine assets, accelerating growth and strengthening the Company’s competitive advantage. In December 2025, the Company closed an inaugural partnership with Liberty Mutual Insurance to invest up to $600 million in loan engine financings, an initiative that will fund the Company’s growing credit strategy.

Before becoming CEO, Mr. Willis founded and led J.T. Power, a commercial jet engine parts trading and leasing business, where he developed deep expertise in engine asset valuation, aftermarket supply dynamics and structured leasing solutions. His leadership has enabled the Willis Lease Finance Corporation to scale capabilities beyond traditional leasing, including through the expansion of the ConstantThrust® engine program and third-party asset management capabilities, along with the integration of technical and maintenance offerings. Mr. Willis is the son of Charles F. Willis, IV.

Career Highlights

Willis Lease Finance Corporation (Nasdaq: WLFC)
• Chief Executive Officer (since 2022)
• Senior Vice President, Corporate Development (2017-2022)

J.T. Power
• Founder and President (2004-2013)

2026 WLFC Proxy Statement 13

Brendan J. Curran

With a distinguished career in the aerospace industry spanning nearly four decades, Brendan J. Curran brings extensive experience driving operational performance, disciplined capital deployment and strategic growth across engine and airframe segments in global aerospace enterprises. He contributes deep insights into commercial and aftermarket engine businesses, aircraft systems, global supply chains, engineering and M&A, which enable him to provide strong oversight of strategy execution and long-term value creation.

Independent Director

Director since: 2024

Class: III

Term: Expires at the 2028 Annual Meeting

Age: 63

Board Committees:
• Audit (Chair)
• Compensation

Education:
• B.S., Mechanical Engineering, University of Vermont
• MBA, Columbia Business School

Key Skills & Experience

Mr. Curran serves as an Operating Partner and Senior Advisor to ATL Partners, an aerospace‑focused private equity firm. In this role, he advises on investment evaluation, operational diligence and post-acquisition integration, bringing a disciplined approach to capital allocation, performance improvement and shareholder value realization.

Previously, he served as Vice President of Commercial Services for Boeing Global Services (BGS) and was a member of the BGS Leadership Team. Commercial Services, a $9 billion global business, provides lifecycle maintenance, repair, supply chain and support solutions across Boeing and non-Boeing platforms. He held full P&L responsibility and led operations, program execution and integrated sales and marketing efforts, driving growth, margin performance and customer retention.

As President of Crane Aerospace & Electronics, Mr. Curran led the strategic direction and financial performance of six aerospace business segments. He drove profitable growth initiatives while strengthening supply chain performance, customer support models and lifecycle service economics. Earlier in his career at United Technologies Corporation, he led major sales campaigns with aircraft manufacturers and coordinated investment partnerships for new and existing engine programs, aligning capital deployment with long-term platform growth.

Career Highlights

Aero Accessories
• Chairman of the Board (since 2022)

ATL Partners
• Operating Partner, Senior Advisor (since 2022)

Boeing (NYSE: BA)
• Chairman of the Board, Boeing Asia-Pacific Aviation Services (2020-2022) // Senior Vice President, Commercial Services (2020- 2022)
• President, AvionX (2018-2022)

Crane Co. (NYSE: CR)
• President, Aerospace (2013-2018)

United Technologies Corporation (former NYSE: UTX)
• Pratt & Whitney Division: Vice President, Business Development, Strategy & Partnerships (2012-2013); Boeing Programs (2011- 2012)
• Hamilton Sundstrand Division: Vice President & General Manager, Repair and Supply Chain (2009- 2011); Commercial Spares and Aftermarket Sales (2002-2008); Director of Asia Pacific (1985-1998)

Bombardier (OTCMKTS: BDRBF)
• Vice President, Business Development Commercial Aviation Services (1998-2000)

14 2026 WLFC Proxy Statement

Charles F. Willis, IV

Charles F. Willis, IV is the Founder, Executive Chairman and former CEO of Willis Lease Finance Corporation and has been a key architect of the Company’s growth strategy since its inception in 1985. As a seasoned aviation executive, Mr. Willis brings unparalleled institutional knowledge and an invaluable perspective on the Company’s global growth strategy, competitive positioning, customer relationships and operational execution.

Executive Chairman of the Board Director since: 1985 Executive Chairman since 2022 Class: III Term: Expires at the 2028 Annual Meeting Age: 77 Board Committees: • None

Key Skills & Experience

As CEO, Mr. Willis transformed Willis Lease Finance Corporation from a start-up focused on commercial aircraft engines into a publicly traded, globally recognized provider of aviation leasing and diversified asset management solutions. Under his leadership, the Company successfully navigated multiple aviation industry cycles, credit environments and technological shifts, while consistently expanding its market presence.

Mr. Willis drove several of the Company’s strategic initiatives, including its 1996 IPO and the launch of the pioneering engine “pooling” lease program, an offering that attracted major partners such as American Airlines, Southwest Airlines and Canada’s WestJet. He also spearheaded transformational growth moves, including the joint venture that launched a $300M aircraft engine portfolio in 2011 and the acquisition of TES Ltd. in 2016, which laid the foundation for Willis Asset Management Limited and expanded the Company’s services and asset management capabilities.

Mr. Willis brings deep relationships across the U.S. and international aviation ecosystem and regulatory bodies developed throughout his more than five decades in the aviation industry. His leadership of the Company’s 2014 joint venture with China Aviation Supplies Co. diversified Willis Lease’s global footprint and strengthened access to one of the world’s strategic aviation markets.

Career Highlights

Willis Lease Finance Corporation (Nasdaq: WLFC) – a global aviation services leader
• Founder (since 1985)
• Chief Executive Officer (1985-2022)
• President (1985-2011)

Charles F. Willis Company – predecessor company of Willis Lease Finance Corporation
• President (1975-1985)

Seaboard World Airlines – a U.S.-based aviation freight carrier
• Assistant Vice President, Sales (1972-1973)

Alaska Airlines – a commercial airline carrier
• Roles of increasing responsibility, including in flight operations, sales and marketing departments (1965-1972)

2026 WLFC Proxy Statement 15

PROPOSAL 1: ELECTION OF ONE CLASS I DIRECTOR

Our Board is divided into three classes, each class having a three-year term that expires in successive years. At the Annual Meeting, one Director will be elected in Class I, to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders or until succeeded by another qualified Director who has been duly elected.

The Board of Directors proposes that Mr. Stephen Jones be elected as Director in Class I for a three-year term expiring at the 2029 Annual Meeting or until his successor is duly elected and qualified or until such Director’s earlier death, resignation, disqualification or removal.

The proxy holders intend to vote all proxies received by them for the foregoing nominee, unless instructions to the contrary are marked on the proxy. In the event that the foregoing nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE AS A CLASS I DIRECTOR.

16 2026 WLFC Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our current executive officers and their respective ages as of April 6, 2026 were as listed below.

Name	Age	Positions and Offices
Charles F. Willis, IV*	77	Executive Chairman
Austin C. Willis*	45	Chief Executive Officer
Scott B. Flaherty	60	Executive Vice President and Chief Financial Officer
Z. Clifton Dameron IV	54	Senior Vice President, General Counsel and Corporate Secretary

* See business experience background under “Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors.”

Scott B. Flaherty

Executive Vice President and Chief Financial Officer

Scott B. Flaherty joined Willis Lease in June 2016 and serves as our Executive Vice President and Chief Financial Officer. Prior to joining Willis Lease, Mr. Flaherty was Senior Vice President of Finance and Chief Financial Officer at Colt Defense LLC from 2009 until April of 2016. Prior to Colt Defense LLC, Mr. Flaherty was a Managing Director at Banc of America Securities LLC where he ran the origination effort, within the equity capital markets group, for various industries. Mr. Flaherty also was an investment banker at Credit Suisse First Boston. He worked as an engineer at the Pratt & Whitney division of the United Technologies Corporation for eight years. Mr. Flaherty earned his undergraduate degree from Worcester Polytechnic Institute and a Masters of Business Administration degree from the Leonard N. Stern School of Business at New York University.

Z. Clifton Dameron IV

Senior Vice President, General Counsel and Corporate Secretary

Z. Clifton Dameron IV joined Willis Lease in November 2024 as a Senior Vice President, bringing an extensive background in aviation and general corporate law. Since then, he has worked to strengthen and streamline the Company’s legal functions. Prior to joining WLFC, Mr. Dameron served as Chief Legal Officer at Carlyle Aviation Partners and held roles at Sciens Capital Management LLC, Bingham McCutchen LLP and Morgan, Lewis & Bockius LLP.

2026 WLFC Proxy Statement 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 31, 2026 by: (i) each person who is known to us to own beneficially more than five percent of the outstanding shares of our Common Stock; (ii) each Director; (iii) each Named Executive Officer; and (iv) all Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or Director is c/o Corporate Secretary, Willis Lease Finance Corporation, 4700 Lyons Technology Parkway, Coconut Creek, FL 33073. As of March 31, 2026, we had 7,743,774 shares of Common Stock, $0.01 par value, issued and outstanding.

	Common Stock(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Charles F. Willis, IV	3,402,497	(2)(6)(7)	43.94%
Austin C. Willis	897,096	(3)(7)	11.58%
Scott B. Flaherty	106,492	(7)	1.38%
Brian R. Hole	89,155		1.15%
Brendan J. Curran	8,872		*
Stephen Jones	1,459		*
Colm Barrington	6,872		*
All Directors, nominees and Executive Officers as a group (7 persons)	4,128,608		53.32%
CFW Partners, L.P.	2,134,148	(2)(3)	27.56%
M3 Partners, LP	677,248	(4)	8.75%
Dimensional Fund Advisors LP	492,937	(5)	6.37%

* Less than one percent of our outstanding Common Stock.

(1)
Except as indicated in the footnotes to this table, the stockholders named in the table are known to us to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. With respect to restricted stock, individuals have voting power or are expected to have voting power within 60 days of March 31, 2026, but not investment power before such restricted stock vests. Of the shares listed above for Messrs. Charles Willis, Austin Willis, Flaherty, Hole, Dameron, Curran, Jones, and Barrington, 588,582 shares, 157,479 shares, 79,779 shares, 78,901 shares, 20,042 shares, 3,372 shares, 1,459 shares, 4,622 shares, respectively, are unvested shares of restricted stock over which the respective stockholder has voting power but not investment power.
(2)
Includes 2,134,148 shares held by CFW Partners, L.P., a California limited partnership (“CFW Partners”), of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and a seventy percent (70%) interest as a limited partner. Austin C. Willis holds nineteen percent (19%) interest as a limited partner and the remaining ten percent (10%) ownership interest is held by the 2019 Willis Family Trust of which Austin Willis is trustee. Also includes (i) 13,560 shares held under an account in the name of Charlotte Montressor Willis, (ii) 584 shares held under an account in the name of Wilder Grace Willis 2016 Trust, and (iii) 1,254,205 shares held by Mr. Charles Willis in his individual capacity. Of the total number of shares of which Mr. Charles Willis is deemed to have beneficial ownership, he has (i) sole voting power over 1,277,146 shares, (ii) sole dispositive power over 1,051,146 shares, (iii) shared voting power over 2,148,530 shares, and (iv) shared dispositive power over 2,148,530 shares.
(3)
Consists of (i) Mr. Austin Willis’ 19% interest as a limited partner of CFW Partners which equates to 405,488 shares, (ii) 209,244 shares held by Mr. Austin Willis in his individual capacity, (iii) the following shares held by trusts over which Mr. Austin Willis is a trustee: (a) 8,692 shares held under an account in the name of Charles F. Willis V 2016 Trust, (b) 22,322 shares held under an account in the name of Charles F. Willis V 2019 Trust, (c) 1,822 shares held under an account in the name of Wilder Grace Willis 2019 Trust, (d) 1,822 shares held under an account in the name of Rooster A. Willis 2019 Trust, (e) 232,715 shares held under an account in the name of 2019 Willis Family Trust, of which 213,415 shares are held by CFW Partners, (f) 584 shares held under an account in the name of Justin Y. Brown 2014 Trust, (g) 484 shares held under an account in the name of

18 2026 WLFC Proxy Statement

Phoebe W. Brown 2014 Trust, (h) 5,237 shares held under an account in the name of Justin Y. Brown 2019 Trust, and (i) 5,237 shares held under an account in the name of Phoebe W. Brown 2019 Trust; and (iv) 3,449 shares held under an account in the name of Austin C. Willis Irrevocable Trust, whose trustee is Mary Willis. Of the total number of shares of which Mr. Austin Willis is deemed to have beneficial ownership, he has (i) sole voting power over 238,983 shares, (ii) sole dispositive power over 108,743 shares, (iii) shared voting power over 646,895 shares, and (iv) shared dispositive power over 27,992 shares.
(4)
Based on Schedule 13G/A filed by M3 Partners, LP with the SEC on February 4, 2026. According to its Schedule 13G/A, M3 Partners, LP reported having shared voting power over 677,248 shares and shared dispositive power over 677,248 shares. M3 Partners, LP’s general partner is M3 Funds, LLC (“General Partner”) and its investor advisor is M3F, Inc. (“Investment Adviser”). The General Partner and the Investment Adviser may each be deemed to be indirect beneficial owners of the 677,248 shares owned by M3 Partners, LP. Jason A. Stock and William C. Waller are the managers of the General Partner and the managing directors of the Investment Adviser. M3 Partners, LP’s mailing address is 2070 E 2100 S, Suite 250, Salt Lake City, UT 84109.
(5)
Based on Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024. According to its Schedule 13G/A, Dimensional Fund Advisors LP reported having sole voting power over 491,579 shares and sole dispositive power over 492,937 shares. Dimensional Fund Advisors LP’s mailing address is 6300 Bee Cave Rd., Building One, Austin, TX 78746.
(6)
Shares beneficially owned include Non-Qualified Stock option granted on November 14, 2025 and performance-based awards granted on January 2, 2026, and reflected in Table II of the respective Form 4s.
(7)
Shares beneficially owned include performance-based awards granted on January 2, 2026, and reflected in Table II of the respective executive’s Form 4 filing.

2026 WLFC Proxy Statement 19

EXECUTIVE COMPENSATION

As a “smaller reporting company” (as defined under applicable securities laws), we have opted to comply with the executive compensation disclosure rules applicable to such companies, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer, and up to two officers who would have been within the two most highly compensated executive officers if they had been serving as executive officers as of the last day of the fiscal year.

For purposes of this proxy statement, our named executive officers (“NEOs”) for the fiscal year ending December 31, 2025 are:

o
Charles F. Willis, IV, Executive Chairman
o
Austin C. Willis, Chief Executive Officer
o
Scott B. Flaherty, EVP & Chief Financial Officer
o
Brian R. Hole, Global Head of Managed Funds and Credit and former President*

* Effective October 8, 2025, Mr. Hole’s title and position changed to Global Head of Managed Funds and Credit, and as of such time he no longer holds the title of President, and as of October 8, 2025, is no longer considered an “executive officer” of the Company.

Overview of Executive Compensation

We provide our executives with an annual base salary as a fixed, stable form of compensation, and we grant our executives equity-based awards to provide an additional incentive to grow our business and further link the interests of our executives with those of our stockholders. We also provide our executives the opportunity to earn an annual cash bonus as determined by our Compensation Committee, and we have entered into agreements with our executives that provide for severance benefits upon certain terminations of employment as described below.

Our Compensation Committee reviews our executives’ overall compensation packages on an annual basis (or more frequently as it deems warranted) to help ensure we continue to attract and retain highly talented executives and provide appropriate incentives to create additional value for our stockholders. The Compensation Committee may engage the services of outside advisors to assist the committee in setting the terms of our executive compensation program.

Compensation Consultant and Peer Group

For 2025, the Compensation Committee engaged the services of Exequity, LLP (“Exequity”) as its independent executive compensation advisor. To help the Compensation Committee in its review of our program, Exequity helped the Compensation Committee select a peer group of companies for purposes of evaluating the compensation to be provided to our executives for 2025. The Compensation Committee reviewed the compensation provided by the peer companies to their executives in comparable positions as background reference for its decisions regarding our executive compensation program. In selecting the peer companies, the Compensation Committee focused on publicly-traded companies based in the U.S. that are similar to us in terms of industry, general size and business characteristics. Identifying a suitable group of peer companies is particularly challenging for the Company given its highly specialized industry in which many of its direct competitors are foreign, private, or are subsidiaries of much larger companies. The peer group for 2025 consisted of the following 17 companies, which we believe represent a balanced mix of companies with operations in the areas of aerospace leasing, aerospace components, other non-aerospace leasing, and asset management:

• AAR Corp. • AeroVironment, Inc. • AerSale Corporation • Air Lease Corporation	• FTAI Aviation Ltd. • GATX Corporation • Hercules Capital, Inc. • Kratos Defense & Security Solutions, Inc.

20 2026 WLFC Proxy Statement

• Alta Equipment Group Inc. • Artisan Partners Asset Management Inc • Civeo Corporation • DigitalBridge Group, Inc. • Ducommun Incorporated	• McGrath RentCorp • TriMas Corporation • Victory Capital Holdings, Inc. • WisdomTree, Inc.

Exequity did not provide any additional services to the Company during 2025 beyond its services in support of the Compensation Committee. The Compensation Committee reviewed the services provided by Exequity and considered the factors prescribed by the SEC and The Nasdaq Stock Market to assess the independence of Exequity, and based on its review, the Compensation Committee does not believe there is any conflict of interest between the Company and Exequity.

Results from Our Stockholder Advisory Vote

The Compensation Committee carefully considers feedback from the Company’s stockholders regarding the Company’s executive compensation program, including the results of the stockholders’ advisory vote on executive compensation, which was last held at the Company’s 2023 Annual Meeting and which was approved by more than 70% of the total votes cast (excluding broker non-votes). In accordance with the preference which received the most votes cast at the 2023 Annual Meeting among the alternatives regarding the frequency of future advisory votes on executive compensation, the Board decided that until at least the next advisory vote on the frequency of future advisory votes on executive compensation (occurring at the 2029 Annual Meeting), such advisory votes would be submitted to stockholders every three years. Following the 2026 Annual Meeting, the 2029 Annual Meeting will provide stockholders with their next advisory vote to approve executive compensation. Stockholders are invited to express their views to the Board regarding executive compensation as well as other matters as described in this proxy statement under the heading “Communications with the Board”.

Elements of Compensation

Base Salary: Each NEO’s base salary is set on the basis of the Compensation Committee’s assessment of salary levels in effect for comparable positions with the peer companies identified above, the officer’s personal performance, and considerations of any special internal responsibilities. Base salaries are reviewed annually and adjustments are made in accordance with the factors described above. Base salary increases depend in part on market competitiveness, time in position, individual performance and growth during the year, as well as expected future performance.

Annual Incentive Compensation: Target cash incentive percentages for the Company’s NEOs started with the target incentive percentage relative to salary set forth in their respective employment agreements, which percentages were determined in part by compensation negotiations at hire and by evaluating target incentive levels in the prevailing market. The employment agreement for Messrs. Charles Willis, Austin Willis, Hole, and Flaherty as of the end of December 31, 2025 provided for target incentive percentages of 150%, 125%, 90%, and 50%, respectively, which represent a portion of base salary.

•
Pre-bonus, pre-tax income of $189 million resulted in the 2025 cash incentive pool being funded at approximately 255% of target incentive levels. Each of our NEOs achieved 100% of target bonus payout based on business performance and their personal performance compared to target metrics and goals, respectively. The approximately 155% premium to target incentive payout was based upon the Company’s actual pre-bonus, pre-tax income.

2026 WLFC Proxy Statement 21

•
Because of the performance of the Company as reflected above, the Compensation Committee approved incentives for the 2025 year with 70% of the potential incentive for executives based objectively on the achievement of the pre-bonus, pre-tax performance metrics. The other 30% of the potential incentive (based on the incentive pool established) with respect to each individual was determined by the Committee based on the Committee’s subjective judgment after receiving input regarding executive performance and recommendations from the Chief Executive Officer with respect to executives (other than the CEO and the Executive Chairman) and other reports from management about each such individual’s contribution to the Company’s performance during 2025. The amounts earned by the NEOs under the Company’s 2025 annual incentive plan are set forth under the "Bonus" column of the Summary Compensation Table.

Special Transactional Bonus Compensation: To reward specific employees for their contribution to transactions completed in 2025 that were outside the normal course of business for the Company, the Compensation Committee established a specific pool of monies, which pool was reduced from the incentive pool for annual incentive compensation. The individual special bonus compensation awards are included under the “Bonus” column of the Summary Compensation Table.

2025 Equity Awards

This section discusses the equity incentive awards granted to the NEOs under both our 2024 program and our 2025 program. As described below, consistent with prior years, the Compensation Committee determined that equity awards for 2024 would be granted in April 2025 based on its assessment of Company performance during 2024. For accounting purposes, these awards were treated as granted in 2025 when the number of shares earned were determined by the Compensation Committee, even though we consider them part of our 2024 compensation program. For 2025, the Compensation Committee modified its approach so that stock awards in respect of the 2025 compensation year were granted in January 2025, based on the target number of performance shares, with the amount of performance shares actually earned being based on 2025 performance as determined in 2026. For accounting purposes, these awards were also treated as granted in 2025. As the applicable SEC rules require that equity incentive awards be reported in the proxy statement as compensation for the year in which the awards were granted (as determined for accounting purposes), the Summary Compensation Table below includes the value of the equity awards granted to our NEOs under both our 2024 and 2025 programs as compensation for the NEO in 2025.

For 2025, the Compensation Committee established an equity award grant structure for the NEOs which awards a combination of time-based vesting restricted stock and target performance shares. Specifically, 40% of awards are time-based restricted stock and 60% are performance shares.

The time-based restricted stock, as determined by the Compensation Committee based on 2024 performance, was granted to each NEO on April 1, 2025 pursuant to the Company’s 2023 Incentive Plan, and vests ratably over a three-year period.

As part of our 2024 compensation program, each NEO was eligible to be granted two ranges of performance shares based on achievement, in 2024, of minimum, target or maximum goals, pursuant to the Company’s 2023 Incentive Plan. For the awards to be issued in April of 2025, the Compensation Committee determined that the performance shares for the NEOs would be based on return on equity and net contribution margin (defined as lease rent revenue, less depreciation and interest expenses) as of December 31, 2024. If the Company’s return on equity for fiscal year 2024 achieved 12.5%, 10% or 7.5%, each NEO would receive 125%, 100% or 75% of their target number of related performance shares. Additionally, if the Company’s net contribution margin for fiscal year 2024 achieved $36.2 million, $29.0 million or $21.7 million, each NEO would receive 125%, 100% or 75% of their target number of related performance shares. Our return on equity and net contribution margin as of December 31, 2024 exceeded 12.5% and $36.3 million, respectively. If actual performance for a metric was less than the threshold level, the performance shares subject to that metric would be forfeited. The performance shares that were earned based on achievement of these targets are subject to additional time-based vesting over a two-year period following their grant date. As a result of the Company’s performance, the Compensation Committee determined the maximum

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number of performance shares had been earned and formally issued them to each NEO, subject to vesting conditions, on April 1, 2025:

Executive	Time-Based Restricted Stock (A)	Target Performance Shares (B)	Earned Performance Shares (Based on 2024 performance) (C)	Total (Columns (A) + (C))	Total Grant Date Fair Value of Columns (A) + (C) ($)
Austin C. Willis	23,200	34,800	43,500	66,700	10,499,247
Charles F. Willis, IV	40,000	60,000	75,000	115,000	18,102,150
Scott B. Flaherty	12,400	18,600	23,250	35,650	5,611,667
Brian R. Hole	15,200	22,800	28,500	43,700	6,878,817

It is important to note that for our 2024 compensation program, consistent with our historic practice, the number of performance shares eligible to be earned in respect of 2024 performance (to be granted in April 2025) were determined in December of 2023 by dividing the dollar value of the NEO’s performance share award opportunity by the closing price of a share of our common stock on that determination date, which was trading in the high $40 dollar ranges during such time. This stock price was relatively low as compared to the closing price of a share of our common stock on the date that the earned 2024 performance shares were ultimately granted in April 2025, which was $157.41. While the Company believes that this increase in stock price has been beneficial for all stockholders and has resulted in enhanced alignment, because the accounting value (and SEC reporting value) of these performance awards is based on the aggregate fair value on the grant date, the relatively higher number of performance shares (yielded as a result of the high-$40 stock price), combined with the increased closing stock price in April 2025, results in the aggregate grant date fair value of these awards appearing higher than the target level of performance share compensation determined as part of the 2024 compensation program.

As noted above, for 2025, the Compensation Committee modified its approach so that stock awards in respect of the 2025 compensation year were granted in January 2025, based on the target number of performance shares with the amount of performance shares actually earned being based on 2025 performance as determined in 2026. Each NEO was granted an award consisting of 40% of time-based restricted stock award and 60% of a target number of performance shares

The Compensation Committee determined that each NEO would be granted three tranches of performance shares based upon the achievement of three separate performance goals, measured over the one year period through December 31, 2025, of a minimum, target or maximum level of achievement established for each performance goal (with one of the performance goals only being able to be achieved at 100% if attained). For these performance shares granted in January 2025, the Committee determined that each tranche of performance shares for the NEOs would be earned based on (i) year-end assets under management (defined as the combined assets owned on balance sheet, through our joint ventures, through our investment vehicles, and the value of portfolios managed for third parties), (ii) adjusted Earnings Before Taxes (“EBT”) for our services businesses combined, and (iii) the Company making a final investment decision, with respect to our sustainable aviation fuel initiative. Assets under management, services business EBT and final investment decision performance shares represent 30%, 20% and 10% respectively, of the NEOs total 2025 performance share award opportunity. If the Company’s assets under management were at or above $5.0 billion, $3.7 billion or $3.0 billion, each NEO would receive 125%, 100% or 75% of their target number of performance shares. If our services business combined EBT was at or above $1.5 million, $0.5 million or $0.25 million each NEO would receive 125%, 100% or 75% of their target number of related performance shares. If the Company made a final investment decision with respect to our sustainable aviation fuels initiative each NEO would receive 100% of their target number of related performance shares. If actual performance for a metric was less than the threshold level (or a final investment decision on the sustainable aviation fuels initiative was not made), the performance shares subject to that metric would be forfeited.

Following the end of the performance period, it was determined that the Company’s assets under management were in excess of $3.0 billion but not more than $3.7 billion and therefore the Compensation

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Committee determined our NEOs earned 75% of their targeted performance shares. The services business EBT was less than $0.25 million and therefore our Compensation Committee determined that our NEOs did not earn their related performance shares on this metric. The Company did make a final investment decision on its sustainable aviation fuel initiative and therefore our Compensation Committee determined that our NEOs did earn 100% of their related performance shares. The performance shares related to the achievement of these targets are subject to additional time-based vesting over a two-year period following the end of the performance cycle.

Executive	Time-Based Restricted Stock (A)	Target Performance Shares Granted (B)	Earned Performance Shares (Earned for 2025 Performance) (C)	Total (Columns (A) + (C))	Total Fair Value of Columns (A) + (C) ($)*
Austin C. Willis	7,772	11,658	6,315	14,087	2,999,968
Charles F. Willis, IV	13,400	20,100	10,888	24,288	5,172,372
Scott B. Flaherty	4,154	6,232	3,376	7,530	1,603,589
Brian R. Hole	5,092	7,638	4,137	9,229	1,965,408

* This column reflects the aggregate total of (i) the grant date fair value of the time-based restricted stock awards shown in column A above, plus (ii) the value of the earned performance shares shown in column C above, derived by multiplying the number of earned performance shares shown in column C by the closing price of a share of common stock on the date the Compensation Committee determined the shares had been earned.

As described above, during 2025, the Compensation Committee modified its approach with respect to granting equity-based awards, in order to transition to an approach of granting awards at the beginning of the year to which such awards relate, rather than granting awards following the end of the year to which such awards relate. As a result of this transition, during 2025, the Compensation Committee approved two sets of stock awards, with one set being tied to the 2024 compensation program and the other set being tied to the 2025 compensation program. Although these awards were designed to cover two separate years (and were earned in respect of two separate years), the applicable SEC rules require that equity incentive awards be reported in the proxy statement as compensation for the year in which the awards were granted (as determined for accounting purposes), and therefore the Summary Compensation Table included in this proxy statement includes the value of the equity awards granted to our NEOs under both our 2024 and 2025 programs as compensation for the NEO in 2025. The effect of this modified approach will: (i) over time, allow the Company to better manage stock-based compensation expense because the grant date value of stock based compensation awards will be fixed upon grant at the beginning of an annual compensation program year, and (ii) following 2025, improve the presentation of stock award compensation as shown in the Summary Compensation Table (as compared to what is being shown for 2025), because the amount of stock based compensation presented will only reflect stock based compensation awarded for that specific compensation year.

As noted above, in accordance with SEC disclosure rules, the “stock awards” column of the Summary Compensation Table for 2025 includes the grant date fair value of the stock awards granted to our NEOs under both our 2024 and 2025 compensation programs, even though the stock awards granted in April of 2025 relate to 2024 performance and the stock awards granted in January of 2025 relate to 2025 performance. The Compensation Committee believes it is important for shareholders to better understand what the “stock awards” column of the Summary Compensation Table for 2025 would look like for the 2025 annual compensation award if the April 2025 grants (related to 2024 performance) were not reported as compensation in respect of 2025. The Compensation Committee believes that it is important for shareholders to have a more clear understanding of what compensation decisions related specifically to the 2025 compensation year.

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Executive	Grant Date Fair Value of Stock Awards as Reported in 2025 Summary Compensation Table*	Grant Date Fair Value of Stock Awards granted during 2025 (Excluding Awards Granted in April 2025 Related to 2024 Performance)*	Value of Stock Awards Actually Earned in respect of 2025 Performance
Austin C. Willis	$14,637,060	$4,137,813	$2,999,968
Charles F. Willis, IV	$33,628,868	$15,526,718	$5,172,372
Scott B. Flaherty	$7,823,469	$2,211,802	$1,603,589
Brian R. Hole	$9,589,798	$2,710,981	$1,965,408

* Excludes grant date fair value of time-based stock awards granted to Mr. Charles Willis in March of 2025 having a grant date fair value of $8,392,558. These awards are excluded from this table because those awards were not granted under the 2025 compensation program but rather were granted in connection with Mr. Charles Willis entering into a new employment agreement, as described in more detail below.

The above chart is not intended to modify, override or replace the information reported in the Summary Compensation Table below, but rather is intended to clarify for shareholders what portion of the aggregate grant date fair value reported in the Summary Compensation Table as “stock awards” relates to the 2024 performance year and what portion relates to the 2025 performance year.

Special Equity Awards to Mr. Charles Willis

On March 13, 2025, the Compensation Committee approved the renewal and amendment of the Employment Agreement between the Company and Mr. Charles Willis (the “A&R Employment Agreement”). In connection with the A&R Employment Agreement, the Compensation Committee approved a restricted stock grant to Mr. Charles Willis consisting of 44,904 restricted shares of Common Stock (the “Sign-On RSs”). The Sign-On RSs were fully vested as of the grant date. In connection with the A&R Employment Agreement, the Compensation Committee approved a grant of non-qualified stock options consisting of 231,000 stock options (the “March Stock Option”). The March Stock Option was scheduled to vest in three equal annual installments on each of the first, second and third anniversaries of the grant date, or, if earlier, upon a change in control, subject generally to Mr. Willis’s continued service with the Company, from the grant date until the applicable vesting date.

On March 31, 2025 (the “Amendment Effective Date”), the Compensation Committee approved an amendment to the A&R Employment Agreement. This amendment (the “Employment Agreement Amendment”) amended the terms of the Sign-On RSs in order to provide for a vesting schedule applicable to the Sign-On RSs. As part of the Employment Agreement Amendment, the March Stock Option was cancelled. There was no commitment made to Mr. Charles Willis to grant him any award of any type whatsoever in substitution or in lieu of the March Stock Option.

Pursuant to the Employment Agreement Amendment, the Sign-On RSs are scheduled to vest in three equal annual installments on each of the first, second and third anniversaries of the grant date, subject generally to Mr. Willis’ continued service with the Company through each applicable vesting date. If Mr. Willis’ employment is terminated by the Company without Cause (as defined in the A&R Employment Agreement), by Mr. Willis for Good Reason (as defined in the A&R Employment Agreement), or due to Mr. Willis’ death or disability, subject to the terms and conditions of the Employment Agreement and the Sign-On RSs Award Agreement, all then unvested shares of common stock underlying the Sign-On RSs as of the date of Mr. Willis’ termination of employment will immediately vest. If Mr. Willis’ employment is terminated by the Company for Cause or by reason of Mr. Willis’ voluntary resignation without Good Reason, all then unvested shares of Common Stock underlying the Sign-On RSs as of the date of Mr. Willis’ termination of employment will be forfeited and cancelled for no additional consideration.

On November 10, 2025, the Compensation Committee approved the grant of a non-qualified stock option (the “Option Award”) to Mr. Charles Willis, to purchase up to 300,000 shares of the Company’s common stock, par value $0.01. The Option Award was intended to retain and incentivize Mr. Charles Willis to continue in the role of Executive Chairman and is structured to vest over a four-year period as further outlined below.

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The Option Award will vest, subject generally to Mr. Willis’s continued service with the Company, in four equal annual installments on each of the first four anniversaries of November 10, 2025, or, if earlier, upon a change in control. The Option Award has a six-year term, measured from November 10, 2025, and was granted with an exercise price equal to the greater of (i) Fair Market Value (as defined in the Company’s 2023 Incentive Stock Plan) on November 10, 2025 and (ii) the five-day average volume weighted average Fair Market Value of the Common Stock for the five trading days occurring from (and including) November 10, 2025 through (and including) November 14, 2025. The Option Award will be exercisable during the term following vesting, subject to Mr. Willis’s continued service with the Company at the time of exercise; provided, however, if Mr. Willis’s employment with the Company is terminated due to his death, disability or resignation for Good Reason or by the Company without Cause, the Option Award will remain exercisable for the shorter of (i) two years following the termination of Mr. Willis’s service with the Company and (ii) the remainder of the term of the Option Award. The Compensation Committee determined at the time it approved the option (on November 10, 2025) to use the greater of the closing price on November 10, 2025 and a five-day average volume-weighted price to mitigate the impact of short-term stock price volatility so that the exercise price would reflect a more representative measure of the Company’s market value at the time the award was granted.

Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule.

As noted above, we granted a stock option to Mr. Charles Willis in March 2025 that was subsequently cancelled without being exercised. In accordance with the requirements of the SEC, the following table discloses additional information with respect to these stock options:

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)	Grant Date Fair Value of the Award ($)(1)

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information(2)

Charles F. Willis, IV	3/19/2025	231,000	186.90	13,809,180	3.941%

(1) The amount reported in this column reflects the grant-date fair value of the option award as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the award, please see the discussion of option awards contained in Note 12 of the “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2) Represents the percentage change in the closing price of our common stock between the trading day ending immediately prior to the disclosure of material nonpublic information (a closing price of $178.89 on March 18, 2025) and the trading day beginning immediately following the disclosure of material nonpublic information (a closing price of $185.94 on March 20, 2025).

Perquisites and Other Personal Benefits: The Company provides its NEOs with certain perquisites and other personal benefits in addition to those provided to other employees, including additional life insurance,

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personal use of company cars, personal use of Company aircraft, for Mr. Charles Willis, personal use of marine vessel travel, for Mr. Austin Willis, reimbursement of flight training classes, club memberships, travel expenses and, under limited circumstances, spousal travel. The Company provided Mr. Austin Willis with a personal benefit of financial tax planning. The Company also provided Mr. Flaherty with a personal benefit for tax reporting given the incremental reporting requirements associated with his role and responsibilities. The costs to the Company of the perquisites and personal benefits for the NEOs for the fiscal year ended December 31, 2025 are included in the “All Other Compensation” column of the “2025 Summary Compensation Table” in this proxy statement.

Retirement Plan: As part of its overall compensation program, the Company provides all full-time employees, including each of the NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. The Company’s current policy is to make a matching contribution equal to 50% of an employee’s deferrals under the plan up to the maximum amount allowed for such employee as determined under Section 401 of the Internal Revenue Code and the plan.

Recoupment of Incentive Compensation

In June 2023, the SEC approved the Nasdaq’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. The Company's Compensation Recovery Policy, which applies these requirements to the Company’s executive officers, any vice-president or above in charge of a principal business unit, division, or function, or any other person (including an officer of the Company’s parent(s) or subsidiaries) who performs similar policy-making functions for the Company. The Compensation Recovery Policy applies to performance-based incentive compensation received on or after October 2, 2023, and provides for the mandatory recovery from covered persons of erroneously awarded incentive compensation in the event of an accounting restatement of the Company’s financial statements regardless of fault or misconduct.

Stock Ownership Guidelines

The Company maintains a Stock Ownership Guideline Policy which was originally effective September 1, 2016 and was revised effective July 25, 2025 (the “SOG Policy”). The SOG Policy is applicable to the Executive Chairman, the CEO, each of the Company’s section 16 officers and each of the Company’s non-employee Board members. Under the SOG Policy, each covered executive is expected to maintain a level of common stock ownership equal to a percentage of such executive’s base salary (5x for the Executive Chairman and CEO, and 2x for all other section 16 officers) and, for non-employee Board members, equal to 3x the annual cash retainer. Ownership that counts toward satisfaction of the applicable guideline includes shares of common stock owned directly or indirectly, vested restricted stock or other vested stock-based awards (excluding stock options), unvested restricted stock/units subject only to time-based vesting, and shares owned through a 401(k) plan of the Company. Unexercised stock options and unvested performance shares/units are not counted toward meeting the applicable guideline. Covered individuals generally have until the 5th anniversary of his or her start date with the Company to be in compliance. If by this date a covered individual is not in compliance (based on the applicable valuation standards described under the SOG Policy), then he or she must retain 50% of the net shares received as a result of any subsequent exercise, vesting or payment of Company equity awards, until brought into compliance.

Hedging, Pledging, and Insider Trading

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees, independent contractors and their immediate families. We believe our Insider Trading Policy is

2026 WLFC Proxy Statement 27

reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Individuals subject to our Insider Trading Policy are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of our stock.

We have not adopted any policies or practices regarding hedging of our equity securities by our employees (including officers) or Directors. However, our employees (including officers) and Directors must comply with our Insider Trading Policy, which applies to hedging transactions involving our securities as it does to transactions in our securities generally.

Summary Compensation Table for Fiscal Year 2025

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Austin C. Willis	2025	850,662	3,445,424	(3)	14,637,060	—	—	275,859	(4)	19,209,005
Chief Executive Officer	2024	825,375	2,856,519		3,253,626	—	—	274,341		7,209,861
Charles F. Willis, IV	2025	1,210,202	5,251,327	(3)	33,628,868	11,364,000	—	637,084	(5)	52,091,481
Executive Chairman	2024	1,209,442	4,185,726		8,609,728	—	—	152,192		14,157,088
Scott B. Flaherty	2025	607,278	1,402,669	(3)	7,823,469	—	—	93,079	(6)	9,926,494
Chief Financial Officer	2024	565,738	1,002,099		1,739,007	—	—	78,576		3,385,420
Brian R. Hole	2025	664,599	1,974,759	(3)	9,589,798	—	—	47,716	(7)	12,276,872
President	2024	663,706	2,030,590		3,843,928	—	—	48,125		6,586,349

(1)
The amounts in this column represent (a) the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, of restricted stock awards granted during the applicable period, as discussed in Note 12 of our notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and (b) the aggregate value of any performance awards, based upon the probable outcome of the performance conditions, valued as of the date of grant under FASB ASC Topic 718.

With respect to time-based restricted stock awards, the amounts in this column represent the value of such awards as of the grant date. With respect to performance-based restricted stock awards, the amounts in this column represent the value for such awards based upon the probable outcome of the performance conditions as of the date of grant under FASB ASC Topic 718, which is equal to the value of each award as of such date assuming target achievement of the performance conditions.

For 2025, the reported grant date fair value represents the value of each of the following awards granted under the Company’s 2023 Incentive Stock Plan: (i) restricted stock awards granted in 2025 subject only to time-based vesting conditions (i.e., were not tied to performance goals) granted under the 2024 compensation program and the 2025 compensation program; and (ii) performance-based restricted stock awards granted in 2025, which includes (x) the grant date fair value of awards granted in April of 2025 based on achievement of performance goals during 2024 and (y) the grant date fair value of awards granted in January 2025 (with the number of shares earned being based on achievement of performance goals during 2025 as determined in 2026), reported at the probable outcome of the performance conditions, which will then be subject to further time-based vesting conditions, as described below:

•
For Mr. Austin Willis, the grant date fair value of $14,637,060 includes $3,651,912 for 23,200 time-based restricted stock awards granted under the 2024 compensation program; $1,655,125 for 7,772 time-based restricted stock awards granted under the 2025 compensation program; $6,847,335 for 43,500 earned performance shares based on 2024 performance and $2,482,688 for 11,658 target performance stock awards subject to 2025 performance conditions.
•
For Mr. Charles Willis, the grant date fair value of $33,628,868 includes $6,296,400 for 40,000 time-based restricted stock awards granted under the 2024 compensation program; $2,853,664 for 13,400 time-based restricted stock awards granted under the 2025 compensation program; $11,805,750 for 75,000 earned performance shares based on 2024 performance; $4,280,496 for 20,100 target performance stock awards subject to 2025 performance conditions and $8,392,558 for 44,904 time-based restricted stock awards.
•
For Mr. Flaherty, the grant date fair value of $7,823,469 includes $1,951,884 for 12,400 time-based restricted stock awards granted under the 2024 compensation program; $884,636 for 4,154 time-based restricted stock awards granted under the 2025 compensation program; $3,659,783 for 23,250

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earned performance shares based on 2024 performance and $1,327,167 for 6,232 target performance stock awards subject to 2025 performance conditions.
•
For Mr. Hole, the grant date fair value of $9,589,798 includes $2,392,632 for 15,200 time-based restricted stock awards granted under the 2024 compensation program; $1,084,392 for 5,092 time-based restricted stock awards granted under the 2025 compensation program; $4,486,185 for 28,500 earned performance shares based on 2024 performance and $1,626,588 for 7,638 target performance stock awards subject to 2025 performance conditions.
(2)
Represents the aggregate fair value on the date of grant of the NEO’s option grants as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 12 of our notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. For Mr. Charles Willis, excludes 231,000 stock options granted on March 19, 2025, which stock options were cancelled on March 31, 2025 without being exercised.
(3)
This column includes amounts earned by each named executive officer in respect of the 2025 annual incentive program, a portion of which were paid in August of 2025 and a portion of which were paid in March of 2026. This column also includes amounts paid to Mr. Austin Willis, Charles Willis, Flaherty, and Hole in January 2026 as a one-time special transaction payment for their work performed in 2025 of $326,124, $326,124, $616,011, and $362,360 respectively.
(4)
Includes (i) a 401(k) matching contribution in the amount of $11,751, (ii) $818 for the allocated cost of Mr. Austin Willis’ participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $70,751 for personal use of the Company’s planes (based on the SIFL rate which is determined by calculating for each leg of a trip from January 1, 2025 to June 30, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2869, 0.2187 and 0.2103, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of $52.44, then multiplying the total amount by the number of passengers; from July 1, 2025 to December 31, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2933, 0.2237 and 0.2150, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of $53.62, then multiplying the total amount by the number of passengers), (iv) $46,140 for financial advisory services, (v) $63,339 for membership dues associated with club memberships and personal use of such memberships, (vi) $55,802 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), and (vii) $27,259 for tax reimbursement with respect to the items listed above.
(5)
Includes (i) a 401(k) matching contribution in the amount of $15,166, (ii) $12,360 for the allocated cost of Mr. Charles Willis’ participation in a group life, disability and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $32,748 for spousal travel (based on the actual cost to the Company), (iv) $13,408 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), (v) $30,247 for membership dues associated with a club membership and personal use of such membership, (vi) $34,115 for personal use of the Company’s plane (based on the SIFL rate which is determined by calculating for each leg of a trip from January 1, 2025 to June 30, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2869, 0.2187 and 0.2103, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of $52.44, then multiplying the total amount by the number of passengers; from July 1, 2025 to December 31, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2933, 0.2237 and 0.2150, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of $53.62, then multiplying the total amount by the number of passengers), (vii) $37,091 for tax reimbursements with respect to the items listed above and (viii) $461,949 for personal use of the Company’s vessel for travel commencing during 2025, calculated based on total fuel costs and other expenses incurred to operate the vessel during such period and a related tax reimbursement.
(6)
Includes (i) a 401(k) matching contribution in the amount of $17,375, (ii) $3,960 for the allocated cost of Mr. Flaherty’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $15,477 for personal use of a company car which was calculated as a proration of a total fuel costs and highway tolls (based on personal use as a percentage of total use), (iv) $5,000 for tax return preparation services, (v) $40,398 for membership dues associated with club membership and personal use of such membership, (vi) $10,270 for personal use of the Company’s plane (based on the SIFL rate which is determined by calculating for each leg of a trip from January 1, 2025 to June 30, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2869, 0.2187 and 0.2103, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of $52.44, then multiplying the total amount by the number of passengers; from July 1, 2025 to December 31, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2933, 0.2237 and 0.2150, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of

2026 WLFC Proxy Statement 29

$53.62, then multiplying the total amount by the number of passengers), and (vii) $599 for health club membership.
(7)
Includes (i) a 401(k) matching contribution in the amount of $11,750, (ii) $900 for the allocated cost of Mr. Hole’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $11,794 for membership dues associated with club membership and personal use of such membership, and (iv) $5,284 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), and (v) $17,988 for personal use of the Company’s plane (based on personal use as a percentage of total use), (iv) $5,000 for tax return preparation services, (v) $40,398 for membership dues associated with club membership and personal use of such membership, (vi) $10,270 for personal use of the Company’s plane (based on the SIFL rate which is determined by calculating for each leg of a trip from January 1, 2025 to June 30, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2869, 0.2187 and 0.2103, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of $52.44, then multiplying the total amount by the number of passengers; from July 1, 2025 to December 31, 2025 the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.2933, 0.2237 and 0.2150, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 300% and then adding the terminal charge in the amount of $53.62, then multiplying the total amount by the number of passengers).

30 2026 WLFC Proxy Statement

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table provides information regarding each unvested stock award and each outstanding option award held by our NEOs as of December 31, 2025. The market value of stock awards presented below is calculated using the closing price of our common stock on the last trading day of 2025 ($135.64).

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Austin C. Willis
	—	—	—	4/1/2023	6,893	(1)	934,967	—	$—
	—	—	—	4/1/2024	15,466	(1)	2,097,808	—	$—
	—	—	—	4/1/2024	21,750	(2)	2,950,170	—	$—
	—	—	—	1/2/2025	7,772	(1)	1,054,194	—	$—
	—	—	—	1/2/2025	11,658	(2)	1,581,291	—	$—
	—	—	—	4/1/2025	23,200	(1)	3,146,848	—	$—
	—	—	—	4/1/2025	43,500	(2)	5,900,340	—	$—
Charles F. Willis, IV
	—	—	—	4/1/2023	13,333	(1)	1,808,488	—	$—
	—	—	—	4/1/2024	26,666	(1)	3,616,976	—	$—
	—	—	—	4/1/2024	37,500	(2)	5,086,500	—	$—
	—	—	—	1/2/2025	13,400	(1)	1,817,576	—	$—
	—	—	—	1/2/2025	20,100	(1)	2,726,364	—	$—
	—	—	—	3/19/2025	44,904	(1)	6,090,779	—	$—
	—	—	—	4/1/2025	40,000	(1)	5,425,600	—	$—
	—	—	—	4/1/2025	75,000	(2)	10,173,000	—	$—
	300,000(3)	126.55	11/10/2031	—	—		-	—	$—
Brian R. Hole
	—	—	—	4/1/2023	4,666	(1)	632,896	—	$—
	—	—	—	4/1/2024	10,133	(1)	1,374,440	—	$—
	—	—	—	4/1/2024	14,250	(2)	1,932,870	—	$—
	—	—	—	1/2/2025	5,092	(1)	690,679	—	$—
	—	—	—	1/2/2025	7,638	(2)	1,036,018	—	$—
	—	—	—	4/1/2025	15,200	(1)	2,061,728	—	$—
	—	—	—	4/1/2025	28,500	(2)	3,865,740	—	$—
Scott B. Flaherty
	—	—	—	4/1/2023	3,733	(1)	506,344	—	$—
	—	—	—	4/1/2024	8,266	(1)	1,121,200	—	$—
	—	—	—	4/1/2024	11,625	(2)	1,576,815	—	$—
	—	—	—	1/2/2025	4,154	(1)	563,449	—	$—
	—	—	—	1/2/2025	6,232	(2)	845,308	—	$—
	—	—	—	4/1/2025	12,400	(1)	1,681,936	—	$—
	—	—	—	4/1/2025	23,250	(2)	3,153,630	—	$—

(1)
Shares of restricted stock vest in three equal annual installments on each anniversary of the grant date. The number listed reflects the remaining number of shares to vest over the remaining period.
(2)
Shares of restricted stock (credited to the NEO based on the Company’s performance during 2025 or, for the grants made on April 1, 2025, based on the Company’s performance during 2024) vest in two equal annual installments on each anniversary the performance determination date. The number listed reflects the remaining number of shares to vest over the remaining period.

2026 WLFC Proxy Statement 31

(3)
This option was granted with an exercise price of $126.55 and vests in four equal installments on November 10, 2026, November 10, 2027, November 10, 2028, and November 10, 2029.

Employment Agreements and Severance Payments

Employment agreements have been entered into with Messrs. Austin Willis, Charles Willis, Hole and Flaherty. These agreements provide for base salary, bonus compensation and certain perquisites and benefits. Employment contracts specify certain severance benefits to be paid in the event of an “Involuntary Termination” (i.e., termination of employment by the Company without cause or resignation by the employee for good reason) and, in the case of Messrs. Hole (prior to his employment agreement being amended in October 2025), Flaherty and Austin Willis, specified severance benefits in the event of an Involuntary Termination within 18 months following a change of control (a “Change of Control Termination”).

Austin Willis

On December 5, 2025, the Compensation Committee approved an amended and restated employment agreement with Mr. Austin Willis (the “Austin A&R Employment Agreement”). The Austin A&R Employment Agreement provides that Mr. Austin Willis is entitled to an annual base salary of $1,000,000 and establishes his target annual bonus opportunity at 125% of his annual base salary. The Austin A&R Employment Agreement provides for additional perquisites related to private aircraft usage. The Austin A&R Employment Agreement includes amendments to the Change in Control definition where Charles Willis, Austin Willis and their respective affiliates are no longer the Company’s largest stockholders and due to certain changes in the composition of the Board. The Austin A&R Employment Agreement generally continues the terms of the prior employment agreement relating to duties, benefits and perquisites, retirement entitlements, severance payments and entitlements payable upon the termination of employment.

The maximum severance benefits payable to Mr. Austin Willis would represent (i) two times his base salary, plus (ii) any unpaid base salary and a prorated portion of his annual incentives accrued during the year of termination, and accrued vacation and sick pay, plus (iii) two times the average annual incentives he earned during the two years prior to his Involuntary Termination (or the greater of (A) one year or (B) the target bonus for such year), plus (iv) distribution of unpaid deferred compensation, accelerated vesting of restricted stock scheduled to vest during the two years following the termination date and continued coverage for two years under the Company’s employee group benefit plans. Additionally, in the event Mr. Austin Willis is terminated with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary. Upon a change of control, Mr. Austin Willis is entitled to immediate vesting of all restricted stock bonus awards.

Charles Willis

On March 13, 2025, the Compensation Committee approved the renewal and amendment of the employment agreement between the Company and Charles F. Willis, IV. The amended and restated employment agreement (the “A&R Employment Agreement”) provides that Mr. Willis will continue to serve as the Executive Chairman of the Board. The A&R Employment Agreement has an initial term of five years, which term will be automatically renewed for one-year periods unless otherwise terminated by the Company or Mr. Willis. Pursuant to the A&R Employment Agreement, Mr. Willis is entitled to an initial annual base salary of $1,269,000 (retroactive to January 1, 2025) and establishes his target annual bonus opportunity at 150% of his annual base salary. The A&R Employment Agreement includes provisions substantially similar to those in the prior employment agreement relating to duties, benefits and perquisites, retirement entitlements, severance payments and entitlements payable upon the termination of Mr. Willis’s employment by the Company without Cause (as defined in the A&R Employment Agreement) or by Mr. Willis for Good Reason (as defined in the A&R Employment Agreement), and provisions relating to Mr. Willis’s death or disability. The A&R Employment Agreement includes an additional trigger for a change in control of the Company to cover an unapproved majority change in the composition of the Board not resulting from a corporate transaction otherwise addressed in the existing change in control definition.

On December 5, 2025, the Compensation Committee approved an amendment to the Amended and Restated Employment Agreement, dated as of March 13, 2025, between the Company and Charles Willis (the “EC Employment Agreement”). The amendment to the EC Employment Agreement (the “EA Amendment”) updated the definition of “Change in Control” in the EC Employment Agreement to amend

32 2026 WLFC Proxy Statement

the Change in Control definition where Charles Willis, Austin Willis and their respective affiliates are no longer the Company’s largest stockholders and due to certain changes in the composition of the Board.

The maximum severance benefits payable to Mr. Charles Willis would represent (i) three times his base salary, plus (ii) three times the average annual incentives he earned during the three years prior to his Involuntary Termination, plus (iii) a prorated portion of his annual incentives accrued during the year of termination, plus (iv) immediate vesting of all outstanding stock options and restricted stock, plus (v) continued coverage for three years under the Company’s employee group benefit plans, plus (vi) continued payment for three years for club memberships (if any), plus (vii) the right to purchase company car or to assume the lease. Additionally, in the event Mr. Charles Willis is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary prorated for the portion of the year for which he did not receive notice. Upon a change of control, Mr. Charles Willis is entitled to immediate vesting of all stock options and restricted stock. In the event that Mr. Charles Willis voluntarily retires, he is entitled to purchase or assume the lease for his company car, to continued payment for his club memberships (if any) and to continued coverage under the Company’s employee group benefit plans for one year following his retirement.

Scott B. Flaherty

The Company and Mr. Flaherty entered into an Employment Agreement on May 20, 2016. The maximum of these severance benefits payable to Mr. Flaherty would represent (i) six months of his base salary for an Involuntary Termination or one year’s base salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Flaherty is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

Agreement with Brian Hole

Effective as of October 8, 2025, the Company and Mr. Hole agreed to a new employment agreement for Mr. Hole pursuant to which he became the Company's Global Head of Managed Funds and Credit (the “Hole Employment Agreement”). The Hole Employment Agreement provides that Mr. Hole will receive an initial annual base salary of $696,892, and establishes his target annual bonus opportunity at up to 90% of his annual base salary, effective as of January 1, 2026. In addition, Mr. Hole will be eligible to receive allocations of performance related pay for the management of third party capital. Mr. Hole also will continue to receive certain perquisites and will vest in the shares of Company restricted stock previously granted to him, subject to the terms of the Hole Employment Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of the following three independent Directors: Colm Barrington, Brendan J. Curran and Stephen Jones. None of our executive officers currently serve on our Compensation Committee. None of our executive officers is, or was during 2025, serving as a Director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, on our Compensation Committee or our Board.

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO NEOs, as noted below. “Compensation Actually Paid” represents a required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards, which remain subject to forfeiture if the vesting conditions are not satisfied.

2026 WLFC Proxy Statement 33

Pay Versus Performance Table

Year	Summary Compensation Table Total for Austin C. Willis (1)(4) $	Compensation Actually Paid to Austin C. Willis (2)(3)(4) $	Average Summary Compensation Table Total for Non-PEO NEOs (1)(5) $	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)(5) $	Value of Initial Fixed $100 Investment based on WLFC Total Shareholder Return (6) $	Net Income (in millions) (7) $
2025	19,209,005	11,117,102	24,764,949	16,858,111	236	114
2024	7,209,861	20,431,448	10,371,719	27,743,290	359	109
2023	6,381,908	5,107,021	7,369,209	5,397,068	83	44

(1)
Summary Compensation Table Totals: For PEOs, the dollar amount reported for a particular fiscal year is the amount of total compensation reported in the Summary Compensation Table for each PEO who served during the corresponding year. For Non-PEO NEOs, the dollar amount reported for a particular fiscal year is the average of the amounts reported in the Summary Compensation Table for all Non-PEO NEOs as a group during the corresponding year.
(2)
Compensation Actually Paid Totals: For PEOs, the dollar amount reported for a particular fiscal year is the amount of “compensation actually paid” to each PEO who served during the corresponding year. For Non-PEO NEOs, the dollar amount reported for a particular fiscal year is the average of “Compensation Actually Paid” amounts for all Non-PEO NEOs as a group during the corresponding year. All “Compensation Actually Paid” amounts are computed in accordance with Item 402(v) of Regulation S-K.
(3)
Deductions from, and additions to, total compensation in the Summary Compensation Table to calculate Compensation Actually Paid include:

	2025		2024			2023
	Austin C. Willis	Average Non-PEO NEOs	Austin C. Willis	Average Non-PEO NEOs		Austin C. Willis	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$19,209,005	$24,764,949	$7,209,861	$10,371,719		$6,381,908	$7,369,209
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$-	$-	$-	$-		$-	$-
Amount added for current year service cost	$-	$-	$-	$-		$-	$-
Amount added for prior service cost impacting current year	$-	$-	$-	$-		$-	$-
Total Adjustments for Pension	$-	$-	$-	$-		$-	$-
		0		0
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table (8)	$(14,637,060)	$(20,802,045)	$(3,253,626)	$(6,226,828)		$(3,619,752)	$(4,441,500)
Year-end fair value of unvested awards granted in the current year	$11,682,673	$18,267,091	$13,843,585	$16,469,093		$2,527,096	$3,299,400
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(3,171,878)	$(3,120,247)	$2,635,985	$4,780,013		$(85,892)	$(314,496)
Fair values at vest date for awards granted and vested in current year	$-	$-	$-	$2,356,135		$-	$-
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(1,965,638)	$(2,251,637)	$(4,357)	$(6,842)		$(96,338)	$(515,544)
Forfeitures during current year equal to prior year-end fair value	$-	$-	$-	$-		$-	$-
Dividends or dividend equivalents not otherwise included in total compensation	$-	$-	$-	$-		$-	$-

Total Adjustments for Equity Awards	$(8,091,903)	$(7,906,838)	$13,221,587	$17,371,571	$-	$(1,274,887)	$(1,972,140)
Compensation Actually Paid (as calculated)	$11,117,102	$16,858,111	$20,431,448	$27,743,290	$-	$5,107,021	$5,397,068

(4)
Mr. Austin C. Willis, our current CEO, has served as our CEO since April 1, 2022.
(5)
Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
a.
2025: Messrs. Charles F. Willis, IV, Brian R. Hole, and Scott B. Flaherty
b.
2024: Messrs. Charles F. Willis, IV and Brian R. Hole

34 2026 WLFC Proxy Statement

c.
2023: Messrs. Charles F. Willis, IV and Brian R. Hole

(6)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2022. Historic stock price performance is not necessarily indicative of future stock price performance. As an additional, supplementary data point, prior to the introduction of new tariff policies in 2025, the Company’s three-year return was 455.5%, including a 332.7% return in the prior year.
(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
The reported value of equity awards held by each NEO for each applicable year is based on the same methodology as disclosed in the Summary Compensation Table of this proxy statement and represents the following: (i) for time-based restricted stock awards, the value of such awards as of the grant date, and (ii) for performance-based restricted stock awards, the value for such awards based upon the probable outcome of the performance conditions as of the applicable measurement date.

Narrative Disclosure to Pay Versus Performance Table

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance.” The total “Compensation Actually Paid" for each of the PEO and NEOs fluctuated year-over-year, primarily due to fluctuations in our stock price over the period.

The illustrations below compare “Compensation Actually Paid” (as calculated in accordance with the SEC rules) and the following measures:

•
the Company’s cumulative TSR; and
•
the Company’s Net Income

2026 WLFC Proxy Statement 35

Director Compensation

The following table summarizes compensation for 2025 by individual non-employee Directors. Messrs. Austin Willis and Charles Willis are also members of the Board but receive no additional compensation for such service. Please see the “Summary Compensation Table for Fiscal Year 2025” for the compensation paid to Messrs. Austin Willis and Charles Willis for their service to the Company.

Director Compensation for Fiscal Year Ended 2025

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brendan J. Curran	$112,500	$125,045	—	—	$237,545
Colm Barrington	$95,000	$125,045	—	—	$220,045
Stephen Jones(4)	$112,500	$375,060	—	—	$487,560

(1)
Mr. Curran, Mr. Barrington and Mr. Jones received quarterly payments of $23,750 for the first, second, third and fourth quarters of 2025 ($95,000for the year). For services as head of the Audit Committee, Mr. Curran received an additional $4,375 quarterly payment ($17,500 for the year). Mr. Jones also received an additional $4,375 quarterly payment ($17,500 for the year) for his services as head of the Compensation Committee.
(2)
The amounts in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, of restricted stock awards granted in fiscal year 2025, as discussed in Note 12 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2025.
(3)
The unvested restricted stock held by each non-employee Director was as follows as of December 31, 2025: Mr. Curran, 4,622; Mr. Barrington, 4,622; Mr. Jones, 2,046. Beginning in 2025, it has been the Board’s policy that each non-employee Director who is to continue to serve as an independent Director is granted annually a number of restricted stock awards having a grant date fair value (for accounting purposes) equal to $125,000. Each annual restricted stock grant vests in one installment on the recipients’ completion of one year of Board service, measured from the grant date. Mr. Jones also receive an additional grant of restricted stock awards having a grant date fair value (for accounting purposes) of approximately $250,015, vesting over two years from the grant date.
(4)
Mr. Jones was appointed to the Board of Directors effective January 1, 2025.

36 2026 WLFC Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees our accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three Directors, each of whom is independent as defined by the Nasdaq listing standards and operates pursuant to the Audit Committee Charter.

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm for 2025, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements for the year ended December 31, 2025 and Grant Thornton’s evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Grant Thornton the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Grant Thornton provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton that firm’s independence. The Audit Committee concluded that Grant Thornton’s provision of audit and non-audit services to the Company is compatible with Grant Thornton’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for 2025 for filing with the Securities and Exchange Commission. This report is provided by the following independent Directors, who comprise the Audit Committee:

Brendan J. Curran, Committee Chair

Colm Barrington

Stephen Jones

2026 WLFC Proxy Statement 37

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A FORWARD STOCK SPLIT AND INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

On April 13, 2026, the Board of Directors adopted a resolution approving and declaring advisable, subject to stockholder approval and the requirements of applicable law, an amendment (the “Proposed Amendment”) to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 60,000,000 shares, the number of authorized shares of preferred stock, $0.01 par value (the “Preferred Stock”), from 5,000,000 to 15,000,000 shares, and to effect a 3-for-1 forward stock split of the Common Stock (the “Stock Split”). Other than the Proposed Amendment, the Board of Directors has not approved any other change to the Certificate of Incorporation.

Text of the Proposed Amendment

If implemented, the Proposed Amendment would amend Article IV of the Certificate of Incorporation in its entirety to read as follows:

“ARTICLE IV

AUTHORIZED CAPITAL STOCK

(a) The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which the corporation shall have authority to issue is Seventy-Five Million (75,000,000); the total number of shares of Preferred Stock shall be Fifteen Million (15,000,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Sixty Million (60,000,000) and each such share shall have a par value of one cent ($0.01).

(b) The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

(c) Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment adding this clause (c) of this Article IV, each outstanding share of Common Stock and each share of Common Stock held as treasury stock immediately prior to the Effective Time shall, automatically and without any further action by the corporation or the stockholder thereof, be subdivided and reclassified into three (3) validly issued, fully paid and non-assessable shares of Common Stock, reflecting a three (3) for one (1) forward stock split (the “Forward Stock Split”). The par value per share of Common Stock shall remain one cent ($0.01). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been subdivided and reclassified, pursuant to the Forward Stock Split, until such certificate is surrendered to the Corporation for cancellation or exchange.”

Other than the restatement of Article IV in its entirety with the text set forth above, the remainder of the Certificate of Incorporation will remain unchanged if Proposal 2 is approved and if the Proposed Amendment becomes effective.

38 2026 WLFC Proxy Statement

Purposes and Effects of the Stock Split and Increasing the Authorized Shares of Common Stock

The primary purpose of the Proposed Amendment is to effect the Stock Split. The Board of Directors believes that the Stock Split is advisable and in the best interests of the Company and its stockholders. The trading price of the Common Stock has increased significantly over the past several years. The Board of Directors believes the Stock Split can help reset the market price of the Common Stock in a range that would make the Common Stock more accessible to more potential investors.

The Certificate of Incorporation authorizes 25,000,000 total shares of stock of the Company, including 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Given the number of outstanding shares of Common Stock, the existing authorized number of shares of Common Stock is insufficient to permit a 3-for-1 forward Stock Split to be effective without exceeding the aggregate authorized number of shares of Common Stock. Because there is an insufficient number of authorized shares of Common Stock to accommodate Stock Split, the Proposed Amendment also proportionately increases the number of total authorized shares to 75,000,000 total shares and the authorized shares of Common Stock to 60,000,000 shares. The Proposed Amendment also increases the number of authorized shares of Preferred Stock to 15,000,000, which is a proportionate increase to the increase in total authorized shares and shares of Common Stock.

The par value per share of Common Stock remains the same at $0.01 per share for all shares of Common Stock following the effectiveness of the Proposed Amendment and the Stock Split. The adoption and effectiveness of the Proposed Amendment will not have any impact on the outstanding shares of Preferred Stock.

Effect of the Stock Split on Employee Stock Plans and Outstanding Stock Options and Restricted Stock Units

Pursuant to the terms of the Company’s stock-based compensation plans (collectively, the “Employee Stock Plans”), as a result of the Stock Split, proportionate adjustments will be made to the per-share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of stock options outstanding under the Employee Stock Plans, based on the ratio of the Stock Split. As a result of the adjustments, immediately after the Stock Split, the intrinsic value of outstanding stock options will be the same as it was immediately before such adjustments. The number of common shares deliverable upon settlement or vesting of restricted stock units will be similarly adjusted based on the ratio of the Stock Split, such that the value of restricted stock units immediately after such adjustment will be the same as it was immediately before such adjustment.

In addition, the number of shares available for issuance pursuant to the Company’s Employee Stock Plans would be adjusted proportionately based on the ratio of the Stock Split, resulting in an increase in the number of shares available for issuance under such plans following the Stock Split.

If the Proposed Amendment is adopted and becomes effective, the outstanding number of shares of Common Stock will increase by a multiple of 3, while the par value per share will remain the same at $0.01 per share. The total value of Common Stock, as reflected in the Company’s consolidated balance sheets, will increase to reflect the additional shares issued and additional paid-in capital will be reduced by the same amount, resulting in no overall effect on total stockholders' equity.

Approval

The affirmative vote of the holders, voting together as a single class, of not less than eighty percent (80%) of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is required for the approval of Proposal 2.

The Company’s Certificate of Incorporation provides that certain amendments, including the Proposed Amendment to Article IV, require the approval of by such vote as may be required under applicable law and, additionally, by the affirmative vote of the holders, voting together as a single class, of not less than eighty percent (80%) of the outstanding “Voting Stock” of the Company. “Voting Stock” means all the outstanding shares of capital stock of the Company entitled to vote generally in the election of the directors of the Company.

2026 WLFC Proxy Statement 39

At the Annual Meeting, holders of Series A Preferred Stock of the Company will not be entitled to vote in the election of directors. Therefore, the Voting Stock of the Company consists only of the Common Stock of the Company for the purposes of the approval required for the Proposed Amendment. The affirmative vote of not less than eighty percent (80%) of the outstanding shares of Common Stock is therefore required to approve the Proposed Amendment.

Effective Date of the Proposed Amendment and the Stock Split

If the Proposed Amendment is approved by the Company’s stockholders, the Proposed Amendment and the Stock Split become effective only if the Company files a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Following such filing, the Proposed Amendment becomes effective at the effective time of the Certificate of Amendment.

While the Board of Directors intends to file the Certificate of Amendment shortly after obtaining the approval of the stockholders, the Board of Directors reserves the right to determine the exact timing of the effectiveness of the Proposed Amendment and, thereby, the Stock Split. Further, the Board of Directors reserves the right not to file the Certificate of Amendment at all, and not to effect the Stock Split, if, at any time prior to filing the Certificate of Amendment, the Board of Directors determines that it is no longer advisable or in the best interests of the Company and its stockholders to do so.

By approving Proposal 2, you grant the Board of Directors or, to the extent delegated, the Company’s management discretionary authority to determine whether to proceed with the Stock Split and, if so, the exact timing of the Stock Split.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A FORWARD STOCK SPLIT AND INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

40 2026 WLFC Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

Please read the “Executive Compensation” section in the proxy statement for details about our executive compensation programs, including information about the fiscal year 2025 compensation of our NEOs.

We are asking our stockholders to indicate their support for the compensation arrangements with our NEOs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the 2025 Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION ABOVE, RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

2026 WLFC Proxy Statement 41

PROPOSAL 4: ADVISORY VOTE ON THE APPOINTMENT OF GRANT THORNTON LLP

The Audit Committee has appointed the firm of Grant Thornton to audit our 2026 financial statements, and Grant Thornton also served in this capacity in 2025. Although not required by the Company’s bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that Willis Lease’s stockholders ratify, on an advisory basis, the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain Grant Thornton or another firm without re-submitting the matter to the Company’s stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Billed to Willis Lease by Grant Thornton

For the 2025 and 2024 fiscal years, fees for services provided by Grant Thornton to us were as follows:

	2025	2024
Audit Fees (1)	$1,215,000	$939,000
Audit Related Fees (2)	456,867	186,421
Tax Fees (3)	43,604	6,006
	$1,715,471	$1,131,427

(1)
Audit fees include the audit of our annual financial statements and quarterly reviews of financial statements included in our quarterly reports on Form 10-Q and our statutory audits.
(2)
Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. These services include accounting consultations in connection with acquisitions and divestitures and consultations concerning financial accounting.
(3)
Tax fees consist of fees for professional services rendered in providing international tax consulting services and tax compliance services.

All fees described above were approved by the Audit Committee. The Audit Committee requires that any services to be provided by our auditors must be approved in advance by the Audit Committee. If approval is required before the Audit Committee can act, a single member of the Audit Committee can approve an engagement, subject to ratification by the Audit Committee at its next meeting. All services were pre-approved by the Audit Committee or its Chair.

Grant Thornton will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

42 2026 WLFC Proxy Statement

PROPOSAL 5: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY OR APPROPRIATE IN THE VIEW OF THE BOARD OF DIRECTORS TO PERMIT FURTHER SOLICITATION AND VOTING OF PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 2

The Company’s stockholders are requested to approve the adjournment of the Annual Meeting if necessary or appropriate in the view of the Board of Directors to permit further solicitation and voting of proxies if there are insufficient votes at the scheduled time of the Annual Meeting to approve Proposal 2 and the Proposed Amendment to the Certificate of Incorporation.

If the Company’s stockholders approve the this Adjournment Proposal, the Board of Directors could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, in the circumstances described above, to a later date and the Company could use the additional time to, among other things, solicit additional proxies in favor of the approval of Proposal 2, including soliciting of proxies from holders of Common Stock that have previously voted against Proposal 2. Among other things, approval of this Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against Proposal 2, the Company could adjourn the Annual Meeting without a vote on Proposal 2 and seek to convince the holders of those shares of Common Stock to change their votes to votes in favor of Proposal 2.

The Board of Directors believes that if the number of shares of Common Stock present in person or by proxy at the Annual Meeting and voting in favor of Proposal 2 are not sufficient to approve Proposal 2, then it is in the best interests of the stockholders to enable the Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve Proposal 2. If the Annual Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned Annual Meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the Annual Meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned Annual Meeting. At the adjourned Annual Meeting, we may transact any business which might have been transacted at the original Annual Meeting.

If the Adjournment Proposal is not approved by our stockholders, the Company may not be able to adjourn the Annual Meeting to a later date or dates in the event that there are insufficient votes to approve Proposal 2.

Approval

The vote on this Adjournment Proposal is a vote separate and apart from the vote on the other proposals included in this Proxy Statement. Accordingly, a stockholder may vote to approve any or all of the other proposals in this Proxy Statement and vote not to approve this Adjournment Proposal and vice versa. If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock voted in person or by proxy at the Annual Meeting is required for the approval of this Adjournment Proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

2026 WLFC Proxy Statement 43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2024 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any Director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except as set forth below.

As required by Nasdaq rules, all material discretionary transactions between us and our Directors, executive officers or known principal stockholders (or their respective affiliates) must be approved by the Audit Committee. The Audit Committee does not intend to approve any such transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties.

Policies and Procedures for Related-Party Transactions

The Board has adopted a formal policy governing the disclosure and approval of related party transactions. That policy is available on the Company’s website (www.wlfc.global). Under that policy, the Audit Committee reviews the material facts of all covered transactions that may require prior approval of or ratification by the Audit Committee. A “covered transaction” includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships including indebtedness and guarantees of indebtedness in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (b) the Company is a participant, and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a Director or a less than 10 percent beneficial owner of another entity). This might include, but is not limited to, lease transactions, sale or purchase transactions, creditor/debtor transactions, guarantees or charitable contributions. The following includes types of transactions with related parties which have been pre-approved by the Audit Committee and therefore are not subject to Audit Committee review and approval, even if the amount exceeds $120,000:

•
Transactions involving competitive bids;
•
Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), Director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 and 2% of that company’s total annual revenues;
•
Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee or Director if the aggregate does not exceed the greater of $100,000 and 2% of the charitable organizations’ total annual receipts;
•
Any transaction involving a related party made on the same or similar terms available to all Company employees;
•
Any transaction where the related person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis, such as the receipt of dividends; or
•
Any employment by the Company of an executive officer of the Company if:
•
The related compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements (generally applicable to “named executive officers”) and the compensation has been approved by the Compensation Committee or Board or if the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer”, and the Company’s Compensation Committee or Board approved such compensation; or

44 2026 WLFC Proxy Statement

•
Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements and the compensation is approved by the Board or Audit Committee.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act of 1934 requires our directors, executive officers and any persons who own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2025, except for a late Form 4 filed by Mr. Austin Willis on December 11, 2025 reporting three transactions that occurred on December 5, 2025.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2027 Annual Meeting of Stockholders must, under Rule 14a-8 of the Exchange Act, be received by us no later than December 25, 2026. Your proposal(s) must be mailed to our offices at 4700 Lyons Technology Parkway, Coconut Creek, FL 33073, Attention: Corporate Secretary. Your proposal(s) may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

Alternatively, under our bylaws, a proposal or nomination that you do not seek to include in our proxy statement pursuant to Rule 14a-8 may be submitted in writing to our Corporate Secretary for the 2027 Annual Meeting of Stockholders not less than 90 days prior to the anniversary of the preceding year’s annual meeting, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2026 Annual Meeting. For our 2027 Annual Meeting of Stockholders, this means that your proposal(s) or nomination(s) must be submitted no later than February 25, 2027 (which is 90 calendar days before the anniversary of the 2026 Annual Meeting). If the date of our 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of our 2026 Annual Meeting, you must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, as required by our bylaws, and information as to your ownership of our Common Stock.

In addition to satisfying the provisions in our bylaws relating to nominations of Director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 27, 2027. If the date of the 2027 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the tenth calendar day following public announcement by the Company of the date of the 2027 Annual Meeting.

2026 WLFC Proxy Statement 45

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please either contact us at 561-349-9989 or submit your request to Willis Lease Finance Corporation, attention Corporate Secretary, 4700 Lyons Technology Parkway, Coconut Creek, FL 33073. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. Also, if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, following receipt of such request, we will ensure that change for future mailings of annual meeting materials.

Forward-Looking Statements

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding prospects or future results of operations or financial position, made in this proxy statement are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons, including, among others: the effects on the airline industry and the global economy of events such as the current high interest rate and inflationary environment; changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with our growth strategies and strategic priorities; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, including business, service, or operational disruptions, the unauthorized access to or disclosure of data, financial loss, reputational damage, increased response and remediation costs, legal and regulatory proceedings or other unfavorable outcomes; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and the impact of pandemics or other public health crises on our business, financial condition, and results of operations.

46 2026 WLFC Proxy Statement

OTHER MATTERS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement.

By Order of the Board of Directors,

Charles F. Willis, IV
Executive Chairman of the Board

2026 WLFC Proxy Statement 47

WLFC WILLIS LEASE FINANCE CORPORATION P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Willis Lease Finance Corporation Annual Meeting of Stockholders For Stockholders of record as of April 6, 2026 Tuesday, May 26, 2026 10:00 AM, Eastern Time Annual meeting to be held via the internet - please visit www.proxydocs.com/WLFC for more details. Internet: www.proxypush.com/WLFC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-994-5580 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/WLFC YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, May 25, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Charles F. Willis, IV and Z. Clifton Dameron IV (the "Named Proxies") and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Willis Lease Finance Corporation which the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

WLFC WILLIS LEASE FINANCE CORPORATION Willis Lease Finance Corporation Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5 PROPOSAL YOUR VOTE 1. Elect one Class I Director to serve until the 2029 Annual Meeting of Stockholders, specifically and as nominated by the Board of Directors. 1.01 Stephen Jones 2. Approve an amendment to the Company’s Certificate of Incorporation to effect a forward stock split and increase the number of authorized shares of Common Stock and Preferred Stock. 3. Cast an advisory vote to approve the compensation of the Company's named executive officers as disclosed in the Proxy Statement. 4. Cast an advisory vote to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. 5. Approve the adjournment of the Annual Meeting if necessary or appropriate in the view of the Board of Directors to permit further solicitation and voting of proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 2 (regarding the approval of an amendment of the Company's Certificate of Incorporation). FOR FOR FOR FOR FOR WITHHOLD AGAINST AGAINST AGAINST AGAINST ABSTAIN ABSTAIN ABSTAIN ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/WLFC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date